                                                                    Exhibit 10.3

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This Agreement and Plan of Merger and Reorganization dated as of January 4, 1999 (this "Agreement"), is by and among LeukoSite, Inc., a Delaware corporation ("LeukoSite"), LeukoSite Merger Corporation, a Delaware corporation that is a wholly owned subsidiary of LeukoSite ("Merger Sub"), and CytoMed, Inc., a Delaware corporation (the "Company").

         WHEREAS, the parties desire that Merger Sub be merged with and into the Company (the "Merger"), subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, covenants, representations and warranties hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS.

         1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings:

         "Affiliate" means, with respect to any person, any other person (i) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person or (ii) who is a family member or relative of such person. When used with reference to the Company, the term "Affiliate" includes the Stockholders.

         "Affiliated Group" has the meaning ascribed to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated or unitary group, as defined under any applicable state, local, or foreign income Tax law.

         "Aggregate Contingent Consideration Payments" means the Contingent Third Party Payments, the LeukoSite Contingent Milestone Payments and the Contingent Partner Licensing Payments.

         "Approved Payments" means the Company's expenditures, payments, expenses, costs or Indebtedness set forth in Section 10.2 to the Disclosure Schedule.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Company Common Stock" means the Company's common stock, par value $0.01 per share.


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                                      -2-

         "Company Intellectual Property" shall mean that Intellectual Property owned by, or licensed to, the Company that is set forth on Section 7.10 of the Disclosure Schedule.

         "Company Preferred Stock" means any or all, as the context may require or allow, of the Company Series I Preferred Stock, the Company Series II Preferred Stock, the Company Series III Preferred Stock, the Company Series V Preferred Stock, the Company Series VI Preferred Stock and the Company Series VII Preferred Stock.

         "Company Series I Preferred Stock" means the Company's Series I Convertible Preferred Stock, par value $.01 per share.

         "Company Series II Preferred Stock" means the Company's Series II Convertible Preferred Stock, par value $.01 per share.

         "Company Series III Preferred Stock" means the Company's Series III Convertible Preferred Stock, par value $.01 per share.

         "Company Series V Preferred Stock" means the Company's Series V Convertible Preferred Stock, par value $.01 per share.

         "Company Series VI Preferred Stock" means the Company's Series VI Convertible Preferred Stock, par value $.01 per share.

         "Company Series VII Preferred Stock" means the Company's Series VII Convertible Preferred Stock, par value $.01 per share.

         "Company Registered Intellectual Property" means those United States, international and foreign: (a) patents and patent applications (including provisional applications) and all reissues, divisions, renewals, extensions, provisions, continuations, foreign counterparts, and continuations-in-part thereof, in each case that are listed in Section 7.10 of the Disclosure Schedule; (b) registered trademarks, registered service marks, applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks, in each case that are listed in Section 7.10 of the Disclosure Schedule; and (c) registered copyrights and applications for copyright registration, in each case that are listed on Section 7.10 of the Disclosure Schedule.

         "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

         "CytoMed Programs" means, collectively, (i) the Company's ongoing proprietary internal research and development program related to the compound



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                                      -3-

CMI-977 and related compounds, (ii) the Company's ongoing proprietary internal research and development program related to the compound CMI-392 and related compounds, and (iii) the Company's ongoing proprietary internal research and development program related to complement mediated disease.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

         "Designated Preferred Stockholders" means the Stockholders whose signatures are set forth on the signature pages to the Designated Preferred Stockholders Agreement.

         "Designated Preferred Stockholders Agreement" means the Designated Preferred Stockholders Agreement, dated of even date herewith, among LeukoSite and the Designated Preferred Stockholders.

         "Drug Development Program" means a drug development program conducted by LeukoSite, its Affiliates or sublicensees, at no cost to the Company, for pre-clinical and clinical development, regulatory approval, and commercialization of a Product Candidate that was included in a CytoMed Program.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "Excluded Indebtedness" means all Indebtedness that is identified in
Section 3.7 of the Disclosure Schedule as "Excluded Indebtedness".

         "First Commercial Sale" means the first sale for end use or consumption of a Product Candidate in a country after required approvals have been granted by the governing regulatory authority in such country.

         "FDA" means the United States Food and Drug Administration.

         "Included Additional Assets" means the fixed assets, prepaid expenses and accounts receivable that are identified in Section 3.7 of the Disclosure Schedule as "Included Additional Assets."

         "Indebtedness," as applied to any person, means (a) all indebtedness of such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all accounts payable, notes payable and accrued expenses of such person, (f) all indebtedness or liabilities of such person that would be required to be reflected on a balance sheet or referred to in the notes thereto in accordance with generally accepted accounting principles, (g) all indebtedness, liabilities or obligations of such person that are identified in Section 3.7 of the Disclosure Schedule as "Indebtedness", (h) all other obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee,
(i) any liability of such person in respect of banker's acceptances or letters of credit, and (j) all indebtedness referred to in clauses (a), (b), (c), (d),
(e), (f), (g), (h) or (i) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

         "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications thereof and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, drug candidates, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all industrial designs and any registration and applications therefor throughout the world; (e) all trade names, logos, common law trademarks and service marks, trademark and service mark registration and applications therefor throughout the world; (f) all databases and data collections and all rights therein throughout the world; and (g) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Knowledge," when used to qualify a representation or warranty in this Agreement, has the following meaning: Where a representation or warranty is made to the best of the Company's knowledge, or with a similar qualification, the Company will be conclusively deemed to have knowledge of any matter with respect to which the Company's chief executive, operating, scientific and/or financial officers and/or Vice President, Clinical Development has actual knowledge after conducting a reasonable investigation. Where a representation or warranty is made to the best of LeukoSite's or Merger Sub's knowledge, or with a similar qualification, LeukoSite and Merger Sub will be conclusively deemed to have knowledge of any matter with respect to which LeukoSite's or

Merger Sub's chief executive, scientific, and/or financial officers has actual knowledge after conducting a reasonable investigation.

         "LeukoSite Common Stock" means the common stock, par value $0.01 per share, of LeukoSite.

         "LeukoSite Preferred Stock" means the preferred stock, par value $0.01 per share, of LeukoSite.

         "LeukoSite Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of LeukoSite, the terms, rights, preferences and privileges of which shall be those set forth in EXHIBIT A hereto.

         "LeukoSite Stock" means, at the relevant time of reference thereto, (i) LeukoSite Series A Preferred Stock or (ii) in the event that, on or prior to such time, there has been a mandatory conversion of all issued and outstanding shares of LeukoSite Series A Preferred Stock into shares of LeukoSite Common Stock in accordance with the terms of the LeukoSite Series A Preferred Stock, the LeukoSite Common Stock.

         "LeukoSite Stock Plans" means, collectively, LeukoSite's Amended and Restated 1993 Stock Option Plan and LeukoSite's 1997 Employee Stock Purchase Plan.

         "Liens" means any and all liens, claims, mortgages, security interests, pledges, options, rights of first offer or refusal, charges, encumbrances, limitations on voting rights, and restrictions on transfer of any kind, except
(i) in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws, (ii) mechanic's, materialmen's and similar liens, (iii) liens for Taxes not yet due and payable and (iv) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation.

         "Material Adverse Effect" means, with reference to any person, any material adverse effect on the condition (financial or otherwise), operations, business, assets (including intangible assets), rights, liabilities, obligations or prospects of such person, or on such person's ability to consummate the transactions hereby contemplated.

         "Merger Common Shares" means, collectively, (i) shares of LeukoSite Common Stock issued by LeukoSite pursuant to the Merger and (ii) shares of LeukoSite Common Stock issued by LeukoSite upon conversion of any and all LeukoSite Series A Preferred Stock issued by LeukoSite pursuant to the Merger.

         "Merger Consideration" means the Merger Shares, the Contingent Third Party Payments, the LeukoSite Contingent Milestone Payments and the Contingent Partner Licensing Payments.

         "Merger Conversion Shares" means shares of LeukoSite Common Stock issued by LeukoSite upon conversion of any and all LeukoSite Series A Preferred Stock issued by LeukoSite pursuant to the Merger.

         "Merger Shares" means the Aggregate Base Consideration Shares, the Aggregate Subsequent Consideration Shares, the Milestone Shares and the Merger Conversion Shares.

         "NDA" means a New Drug Application filed with the FDA or its equivalent, or any corresponding application filed in any country other than the United States.

         "Net Cash Balance" means (a) the sum of (i) cash, cash equivalents and marketable securities (with maturities less than 180 days) and (ii) Included Additional Assets, MINUS (b) all Indebtedness other than Excluded Indebtedness.

         "Person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or proprietorship.

         "Product Candidate" shall mean any product or compound for the diagnosis, prophylaxis or treatment of human disease.

         "PTO" means the United States Patent and Trademark Office.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

         "Shen Consulting Agreement" means the Consulting Agreement, dated as of January 1, 1992, between the Company and T.Y. Shen.

         "Stockholders" means the stockholders of the Company.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which will at the time be owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a)
are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee or other tax or levy of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

         "Tax Return" means any return, declaration, report, claim for refund, information return, or other document filed or required to be filed (including any related or supporting estimates, elections, schedules, statements, or information filed or required to be filed) in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

         "UCB" means, collectively, UCB Research, Inc., a Delaware corporation, UCB Farchim, S.A., a Swiss corporation, and UCB S.A., a Belgian corporation.

         "UCB Agreement" means the Asset Purchase Agreement, dated as of October 23, 1998, between UCB and the Company.

         "Unaudited Closing Net Cash Balance" means the Unaudited Signing Net Cash Balance as adjusted by (a) the mutual agreement of LeukoSite and the Company for (i) unrecorded liabilities, (ii) the Company's UCB transaction retention program, and (iii) adjustments related to the accruals for tax liabilities, the incentive bonus program, severance program, audit and closing costs, if any, and (b) subtracting any and all expenditures, payments, accrued expenses, costs or Indebtedness incurred, made or accrued by the Company during the period from the date of this Agreement to and including the Closing (but excluding (i) Approved Payments and (ii) any and all of such expenditures, payments, accrued expenses, costs or Indebtedness that are approved in writing by at least one member of the Transition Committee that is a representative of LeukoSite in accordance with the provisions of Section 10.2 hereof).

                  1.2. TERMS DEFINED ELSEWHERE. The following terms are defined herein in the sections identified below:


   TERM                             SECTION                    TERM                             SECTION
Aggregate Base Consideration                                Incidental Shares                    6.1(c)
  Shares                             3.7(c)                 Indemnification Agreement           13.13
Aggregate Subsequent                                        Indemnified                         14.2(b)
  Consideration Shares               3.8(a)                 IRS                                  7.14(b)
Agreement                            Preamble               LeukoSite                            Preamble
Audited Closing Balance                                     LeukoSite Contingent
  Sheet                              3.7(d)                   Milestone Payment                  3.8(c)
Audited Signing Balance                                     LeukoSite Indemnified Party         14.2(b)
  Sheet                              3.7(d)                 LeukoSite R&D Programs               3.8(g)
Audited Closing Net Cash                                    LeukoSite's SEC Reports              9.5
Balance                              3.7(d)                 Material Contract                    7.18
Audited Signing Net Cash                                    Merger                               2
Balance                              3.7(d)                 Merger Certificate
Blocking Third Party Patent          3.8(c)                 Merger Sub                           Preamble
CERCLA                               7.15(b)                Milestone Shares                     3.8(c)
Certificate                          4.1                    NMS                                 17.6
Claim Notice                        14.4(b)                 November 30, 1998
Claimed Amount                      14.4(b)                  Balance Sheet                       7.7
Closing                              2                      PBGC                                 7.14(d)(ii)
Closing Date                         2                      Partner                              3.5(c)
Company                             Preamble                Piggyback Notice                     6.1(b)
Company Indemnified Party           14.1                    Qualified Holders                    6.1(c)
Company Options                      5                      RCRA                                 7.15(b)
Company Warrants                     5                      Registering Stockholders             6.1(a)
Complementary Technology             3.8(c)                 Response Notice                     14.4(c)
Contingent Partner                                          Restricted Period                   15.3
  Licensing Payment                  3.8(d)                  SARA                                7.15(b)
Contingent Third Party                                      Stockholders' Representatives        4.10(a)
  Payment                            3.8(b)                 Stockholders Registration
DGCL                                 3.1                      Statement                          6.1(a)
Dissenting Shares                    3.6(c)                 Surviving Corporation                3.1
Effective Period                     6.1(a)                 Subsequent UCB Payment               3.8(a)
Effective Time                       2                      Suspension Period                    6.2(a)
Employee Benefit Plan                7.14(a)                Transition Committee                10.2
Environmental Laws                   7.15(b)                Unaudited Closing Balance
EPA                                  7.15(c)                  Sheet                              3.7(b)
ERISA                                7.14(c)                Unaudited Signing Balance
Escrow Agreement                     4.3                      Sheet                              3.7(a)
Escrowed Securities                  4.3                    Unaudited Signing Net Cash
Hazardous Substances                 7.15(c)                  Balance                            3.7(a)
Holder Inclusion Notice              6.1(b)

         2. CLOSING. Subject to the other provisions of this Agreement, the closing of the transactions contemplated under this Agreement (the "Closing") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 11 through 13 (the date on which the Closing actually occurs is hereinafter referred to as the "Closing Date"). On the Closing Date, Merger Sub and the Company will execute a

Certificate of Merger, substantially in the form of the attached EXHIBIT B (the "Merger Certificate"), and will file it with the Delaware Secretary of State in order to cause the Merger to be effected in accordance with the laws of the State of Delaware. The Merger will be effective upon the filing of the Merger Certificate (the "Effective Time"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

         3. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

         3.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "Surviving Corporation"). The effect of the Merger will be as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, except as otherwise provided herein, all of the property, rights, privileges, powers, and franchises of Merger Sub and the Company, respectively, will vest in the Surviving Corporation, and all of the debts, liabilities, and duties of Merger Sub and the Company, respectively, will become the debts, liabilities, and duties of the Surviving Corporation.

         3.2 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be the same as the Certificate of Incorporation of the Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         3.3 BY-LAWS. The by-laws of the Surviving Corporation shall be the same as the by-laws of the Merger Sub immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         3.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of those persons named as such in the Merger Certificate, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his or her successor is duly elected or appointed and qualified.

         3.5. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, par value $0.01 per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock, par value $ 0.01 per share, of the Surviving Corporation.

         3.6.     CANCELLATION OF COMPANY STOCK; DISSENTING SHARES.

                  (a) CANCELLATION OF COMPANY STOCK. At the Effective Time, each share of Company Stock issued and outstanding immediately before the Effective Time (other than any Dissenting Shares (as defined in Section 3.6(c) below) and other than any shares of Company Stock held directly or indirectly by the Company) will be cancelled and, subject to the provisions of Sections 3.6(c), 4.3 and 4.6 hereof, each Stockholder shall have the right to receive, in lieu of all shares of Company Stock held by such Stockholder that will be so cancelled, (i) that number of shares of LeukoSite Stock representing the percentage of the Aggregate Base Consideration Shares to which such Stockholder may be entitled, if any, in accordance with the provisions of SCHEDULE A hereto, (ii) that number of shares of LeukoSite Stock representing the percentage of the Aggregate Subsequent Consideration Shares to which such Stockholder may be entitled, if any, in accordance with the provisions of SCHEDULE A hereto (it being understood that any such right of such Stockholder to receive such number of shares of LeukoSite Stock is a contingent right that is dependent, among other things, on whether LeukoSite is required to issue any Aggregate Subsequent Consideration Shares pursuant to
         Section 3.8(a) hereof), (iii) that number of shares of LeukoSite Stock representing the percentage of the Milestone Shares to which such Stockholder may be entitled, if any, in accordance with the provisions of SCHEDULE A hereto (it being understood that any such right of such Stockholder to receive such number of shares of LeukoSite Stock is a contingent right that is dependent, among other things, on whether LeukoSite is required to issue any Milestone Shares pursuant to Section 3.8(c) hereof), and (iv) cash payments each equal to the percentage of any Aggregate Contingent Consideration Payment to which such Stockholder may be entitled, if any, in accordance with the provisions of SCHEDULE A hereto (it being understood that any such right of such Stockholder to receive any such cash payment is a contingent right that is dependent, among other things, on whether LeukoSite is required to pay any Aggregate Contingent Consideration Payment pursuant to Sections 3.8(b), 3.8(c), 3.8(d), 3.8(e) or 3.8(f) hereof). Notwithstanding anything in this Section 3.6(a) or in SCHEDULE A hereto to the contrary, no fractional shares of LeukoSite Stock shall be issued in connection with the Merger, but cash payments shall be made in lieu of such fractional shares pursuant to, and in accordance with, the provisions of Section 4.6 hereof.

                  (b) CANCELLATION OF TREASURY STOCK, ETC. At the Effective Time, each share of Company Stock held directly or indirectly by the Company will be canceled and will cease to exist, and no payment will be made with respect thereto.

                  (c) DISSENTING SHARES. Each share of Company Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to Section 262 of the DGCL (such shares, collectively, "Dissenting Shares") will not entitle the holder thereof to receive the consideration referred to in Section 3.6(a) hereof. Instead, the holders of Dissenting Shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262, except that all Dissenting Shares held by Stockholders who withdraw, fail to perfect, or otherwise lose their appraisal rights with respect to Dissenting Shares will thereupon be deemed to entitle the holder thereof to receive the consideration referred to in Section 3.6(a) hereof. In the event that any Stockholder exercises his, her or its appraisal rights pursuant to Section 262 of the DGCL and LeukoSite makes any payment to such Stockholder in respect of his, her or its Dissenting Shares (regardless of whether such payment represents the appraised value of such Dissenting Shares as determined pursuant to a judicial proceeding or represents amounts paid by LeukoSite in settlement of such appraisal rights with the written consent of the Stockholders' Representatives), then LeukoSite shall be entitled to reduce the aggregate amount of consideration payable to the Stockholders pursuant to and in connection with the Merger by an amount equal to the sum of any such payment made by LeukoSite to such Stockholder in respect of his, her or its Dissenting Shares PLUS the aggregate amount of reasonable attorneys' fees and expenses incurred by LeukoSite in connection with any judicial proceeding or settlement discussions or negotiations resulting from the exercise of appraisal rights by such Stockholder, and such Stockholder's share of the Merger Consideration on SCHEDULE A shall be allocated pro rata among the other Stockholders in the respective tranche. Any such reduction in the aggregate amount of consideration payable by LeukoSite to the Stockholders shall be accomplished by LeukoSite making a claim against the Escrowed Securities pursuant to, and in accordance with, the provisions of the Escrow Agreement and/or by LeukoSite exercising its set-off rights pursuant to Section 14.5(b) hereof against any future payment owed by LeukoSite to the Stockholders in connection with the Merger. LeukoSite shall not settle any claims for appraisal rights with respect to Dissenting Shares without the consent of the Stockholders' Representatives, which consent shall not be unreasonably withheld or delayed.

         3.7.     AGGREGATE BASE CONSIDERATION.

                  (a) UNAUDITED SIGNING BALANCE SHEET. Section 3.7(a) of the Disclosure Schedule sets forth the unaudited balance sheet of the Company as of the date hereof (the "Unaudited Signing Balance Sheet") and a calculation of the Net Cash Balance as of the date hereof (the "Unaudited Signing Net Cash Balance"), together with a certificate signed by the Chief Financial Officer of the Company certifying (i) that the Unaudited Signing Balance Sheet was prepared in accordance with generally accepted accounting principles, consistently applied, except for the absence of footnotes and subject to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material, (ii) that the Unaudited Signing Balance Sheet fairly and accurately presents the financial condition of the Company as of the date hereof, and (iii) as to the calculation of the Unaudited Signing Net Cash Balance. The Unaudited Signing Balance Sheet shall have been prepared in consultation with LeukoSite and LeukoSite's representatives after LeukoSite and LeukoSite's representatives have had access (consistent with the provisions reflected in Section 10.1) to financial information and personnel relevant to the preparation of the Unaudited Signing Balance Sheet. The parties shall use their good faith efforts to resolve any disagreements between them concerning the Unaudited Signing Balance Sheet.

                  (b) UNAUDITED CLOSING BALANCE SHEET. On the Closing Date, the Company shall deliver to LeukoSite an unaudited balance sheet of the Company as of the Closing Date (the "Unaudited Closing Balance Sheet") and a calculation of the Unaudited Closing Net Cash Balance, together with a certificate signed by the Chief Financial Officer of the Company certifying (i) that the Unaudited Closing Balance Sheet was prepared in accordance with generally accepted accounting principles, consistently applied, except for the absence of footnotes and subject to adjustments consisting of normal year-end accruals, the effect of which, both individually and in the aggregate, is not material, (ii) that the Unaudited Closing Balance Sheet fairly and accurately presents the financial condition of the Company as of the Closing Date, and (iii) as to the calculation of the Unaudited Closing Net Cash Balance. The Unaudited Closing Balance Sheet shall have been prepared in consultation with LeukoSite and LeukoSite's representatives after LeukoSite and LeukoSite's representatives have had access (consistent with the provisions reflected in Section 10.1) to financial information and personnel relevant to the preparation of the Unaudited Closing Balance Sheet. The parties shall use their good faith efforts to resolve any disagreements between them concerning the Unaudited Closing Balance Sheet.

                  (c) AGGREGATE BASE CONSIDERATION SHARES. The aggregate number of shares of LeukoSite Stock that LeukoSite shall issue at the Effective Time to the Stockholders (other than holders of Dissenting Shares), in accordance with their respective interests as determined pursuant to Section 3.6(a), pursuant to the Merger (the "Aggregate Base Consideration Shares") shall be equal to the quotient obtained by dividing (i) the product of 1.25 and the Unaudited Closing Net Cash Balance by (ii) $11.88 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeukoSite Common Stock and occurring after the date of this Agreement but prior to the Effective Time).

                  (d) AUDITED BALANCE SHEETS. LeukoSite shall have the right, exercisable at any time during the period commencing on the Closing Date and ending with the completion of LeukoSite's first audit after the Closing Date, to have an independent certified public accounting firm of national reputation prepare an audited balance sheet of the Company as of the date hereof (the "Audited Signing Balance Sheet"), an audited balance sheet as of the Closing Date (the "Audited Closing Balance Sheet"), an audited calculation of the Net Cash Balance as of the date hereof (the "Audited Signing Net Cash Balance") and an audited calculation of the Unaudited Closing Net Cash Balance (the "Audited Closing Net Cash Balance"). The Audited Signing Balance Sheet and the Audited Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall fairly and accurately present the financial condition of the Company as of the respective dates thereof. In the event that the Audited Closing Net Cash Balance will be the basis for an adjustment in the number of Aggregate Base Consideration Shares pursuant to Section 3.7(e), then a copy of the Audited Signing Balance Sheet, the Audited Closing Balance Sheet, the Audited Signing Net Cash Balance and the Audited Closing Net Cash Balance shall be made available to the Stockholders' Representatives.

                  (e) ADJUSTMENT TO AGGREGATE BASE CONSIDERATION SHARES. In the event that the Unaudited Closing Net Cash Balance exceeds the Audited Closing Net Cash Balance, then the number of Aggregate Base Consideration Shares shall be reduced by a number of shares of LeukoSite Stock equal to the quotient obtained by dividing (i) the product of 1.25 and the amount by which the Unaudited Closing Net Cash Balance exceeds the Audited Closing Net Cash Balance by (ii) $11.88 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeukoSite Common Stock and occurring after the date of this Agreement). In the event that the Audited Closing Net Cash Balance exceeds the Unaudited Closing Net Cash Balance, then the number of Aggregate Base Consideration Shares shall be increased by a number of shares of LeukoSite Stock equal to the quotient obtained by dividing
         (i) the product of 1.25 and the amount by which the Audited Closing Net Cash Balance exceeds the Unaudited Closing Net Cash Balance by (ii) $11.88 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeukoSite Common Stock and occurring after the date of this Agreement). If the number of Aggregate Base Consideration Shares increases as a result of any adjustment pursuant to this Section 3.7(e), the increased number of shares shall be allocated among the Stockholders (other than holders of Dissenting Shares) in accordance with their respective interests as provided on SCHEDULE A, and LeukoSite shall deliver (A) to the Escrow Agent, to be held in escrow pursuant to the provisions of
         Section 4.3 hereof and the Escrow Agreement, a stock certificate registered in the name of each Stockholder that is entitled to a portion of such increased number of shares, which stock certificate shall represent twenty percent (20%) of the portion of such increased number of shares that is allocated to such Stockholder, and (B) to each Stockholder a stock certificate, registered in the name of such Stockholder, representing the balance of the portion of such increased number of shares allocated to such Stockholder. If the number of Aggregate Base Consideration Shares is reduced as a result of any adjustment pursuant to this Section 3.7(e), the correct number of shares for each Stockholder shall be recalculated by allocating such smaller number of Aggregate Base Consideration Shares among the Stockholders (other than holders of Dissenting Shares) in accordance with their respective interests as determined pursuant to Section 3.6(a), and LeukoSite shall have the right to recover any excess number of shares of LeukoSite Stock previously issued by LeukoSite to the Stockholders in connection with the Merger by, at LeukoSite's option,
         (i) making a claim against the Escrowed Securities pursuant to, and in accordance with, the provisions of the Escrow Agreement, and/or (ii) exercising its set-off rights pursuant to Section 14.5(b) hereof against any future payment owed by LeukoSite to the Stockholders in connection with the Merger.

         3.8.     AGGREGATE SUBSEQUENT CONSIDERATION.

                  (a) AGGREGATE SUBSEQUENT CONSIDERATION SHARES. In the event that LeukoSite or the Surviving Corporation shall receive payment from UCB pursuant to Section 4.2(b) of the UCB Agreement (the "Subsequent UCB Payment") of up to $6,000,000, LeukoSite will issue to the Stockholders, at the time specified below in this Section 3.8(a), an additional number of shares of LeukoSite Stock (the "Aggregate Subsequent Consideration Shares") equal to the quotient obtained by dividing (i) the product of 1.25 and the amount of the Subsequent UCB Payment actually received by LeukoSite or the Surviving Corporation (less any adjustment for taxes pursuant to Section 3.8(h)) by (ii) $11.88 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeukoSite Common Stock and occurring after the date of this Agreement but prior to the issuance of the Aggregate Subsequent Consideration Shares pursuant to this Section 3.8(a)). The Aggregate Subsequent Consideration Shares shall be allocated among the Stockholders (other than those who are holders of Dissenting Shares who shall not be entitled to receive any portion of the Aggregate Subsequent Consideration Shares) in accordance with their respective interests as determined pursuant to Section 3.6(a). Within thirty (30) days after receiving the Subsequent UCB Payment, LeukoSite shall cause its transfer agent to issue to each Stockholder a stock certificate or stock certificates representing the portion, if any, of the Aggregate Subsequent Consideration Shares to which such Stockholder is entitled.

                  (b) CONTINGENT THIRD PARTY PAYMENTS. In the event that, subsequent to the date hereof, LeukoSite or the Surviving Corporation shall receive any payment (a "Contingent Third Party Payment") under
         (i) Sections 4.2(c), (d) or (e) of the UCB Agreement, which Sections provide, in the aggregate, for up to $6,000,000 in milestone payments to the Company, or (ii) Section 4.1 of the License Agreement between the Company and Stiefel Laboratories, Inc. ("Stiefel"), which Section provides for a license fee of $1,000,000 payable to the Company upon execution of the License Agreement by Stiefel, then, subject to the provisions of Section 3.8(e), LeukoSite shall, within thirty (30) days of the receipt of any such Contingent Third Party Payment, make payment of such Contingent Third Party Payment (less any adjustment for taxes pursuant to Section 3.8(h)) to the Stockholders (other than holders of Dissenting Shares) in accordance with their respective interests as determined pursuant to Section 3.6(a).

                  (c) LEUKOSITE CONTINGENT MILESTONE PAYMENTS. If a CytoMed Program conducted internally by LeukoSite, its Affiliates or its sublicensees (other than a Partner pursuant to Section 3.8(d)) as a Drug Development Program yields a Product Candidate which achieves the drug development milestones set forth in the table below (whether such milestones are achieved by LeukoSite, its Affiliates or its sublicensees (other than a Partner pursuant to Section 3.8(d)), then, subject to the provisions of Section 3.8(e), LeukoSite shall make payment and/or delivery to the Stockholders (other than holders of Dissenting Shares), in accordance with their respective interests as determined pursuant to Section 3.6(a), of the consideration set forth in the table below (a "LeukoSite Contingent Milestone Payment") within sixty (60) days of the occurrence of the drug development milestones set forth in the table below; PROVIDED, HOWEVER, that, except as provided below, LeukoSite shall be obligated to pay consideration for each drug development milestone only once, regardless of how many Product Candidates achieve such drug development milestone and regardless of where in the world such drug development milestone is achieved. If (a) LeukoSite reasonably determines that (i) a third party patent covers the manufacture, use or sale of a Product Candidate (a "Blocking Third Party Patent") or (ii) a patented or proprietary complementary technology owned by a third party is necessary for LeukoSite's clinical development of a Product Candidate (a "Complementary Technology"), and (b) LeukoSite in-licenses such Blocking Third Party Patent or Complementary Technology pursuant to terms requiring LeukoSite to make milestone payments to such third party upon the achievement of any drug development milestones, then fifty percent (50%) of the amount of any milestone payment that LeukoSite is required to pay in connection with such in-licensed Blocking Third Party Patent or Complementary Technology shall be offset against the milestone payments that LeukoSite is required to pay pursuant to this Section 3.8(c) with respect to such Product Candidate, PROVIDED THAT the aggregate amount of all such offsets with respect to any of such milestone payments shall in no event exceed fifty percent (50%) of any of such milestone payments. In the event that there has been an offset against a milestone payment pursuant to the preceding sentence, the balance of the scheduled milestone payment not paid as a result of such offset shall remain payable if and when a subsequent Product Candidate achieves the applicable drug development milestone (subject to the offset provided for in the preceding sentence).


         -------------------------------------------------- ----------------------------------------------------------------
                               EVENT                                                   PAYMENT
         -------------------------------------------------- ----------------------------------------------------------------
         -------------------------------------------------- ----------------------------------------------------------------
         Completion of a successful and acceptable Phase                             $1,500,000
         II study and the determination by LeukoSite to     and   84,175   shares  of   LeukoSite   Stock   (subject   to
         commence a pivotal Phase III study                 proportional  adjustment for stock splits,  stock  dividends, recapitalizations  and the like  affecting  LeukoSite  Common
                                                            Stock  and  occurring  after the date of this  Agreement  but prior  to the  issuance  of  such  shares  pursuant  to  this
                                                            Section 3.8(c)),  or such lesser number of shares as may have a Fair  Market  Value (as  defined in  SCHEDULE  A) as of the date of issuance of $4,000,000 (the "Milestone Shares")
         -------------------------------------------------- ----------------------------------------------------------------
         -------------------------------------------------- ----------------------------------------------------------------
         Completion of a successful and acceptable Phase                             $5,000,000
         III study and decision by LeukoSite to prepare
         and file an NDA
         -------------------------------------------------- ----------------------------------------------------------------
         -------------------------------------------------- ----------------------------------------------------------------
         Filing of NDA                                                               $1,000,000
         -------------------------------------------------- ----------------------------------------------------------------
         -------------------------------------------------- ----------------------------------------------------------------
         Approval of NDA                                                             $3,000,000
         -------------------------------------------------- ----------------------------------------------------------------
         -------------------------------------------------- ----------------------------------------------------------------
         First Commercial Sale                                                       $6,000,000
         -------------------------------------------------- ----------------------------------------------------------------



                  (d) CONTINGENT PARTNER LICENSING PAYMENTS. If LeukoSite determines, in its sole discretion, to license, transfer or sell a Product Candidate to a third party which is not an Affiliate of LeukoSite (a "Partner") for use in the treatment of asthma, skin, opthalmic or gastro-intestinal disease or complement mediated inflammation in cardiovascular disease or organ transplantation, and such Product Candidate was being developed by the Company to treat such medical indications, then, subject to the provisions of Section 3.8(e), LeukoSite shall make payment to the Stockholders (other than holders of Dissenting Shares), in accordance with their respective interests as determined pursuant to Section 3.6(a), of an amount equal to twenty-five percent (25%) of the license fees, milestone payments or royalties received by LeukoSite from the Partner in respect of such Product Candidate (a "Contingent Partner Licensing Payment"). Any payment that LeukoSite is required to make pursuant to this Section 3.8(d) shall be made within thirty (30) days following LeukoSite's receipt of consideration from the Partner. Consideration received by LeukoSite from a Partner that is not in the form of cash shall be valued by LeukoSite's Board of Directors in good faith as of the date of receipt of such consideration by LeukoSite.

                  (e) ROYALTY PAYMENTS TO DR. SHEN. Notwithstanding anything in this Agreement (including, without limitation, this Section 3.8) expressed or implied to the contrary, LeukoSite shall reduce the Merger Consideration required to be paid or delivered to the Stockholders pursuant to this Agreement relating to a Contingent Third Party Payment or any Product Candidate included in a CytoMed Program by any amounts which LeukoSite or the Surviving Corporation are obligated or become obligated to pay to T.Y. Shen under the Shen Consulting Agreement in respect of any Contingent Third Party Payment or any Product Candidate included in a CytoMed Program.

                  (f) MAXIMUM PAYMENT. Notwithstanding anything in this Section
         3.8 expressed or implied to the contrary, (A) in no event shall the cumulative aggregate amount or value of consideration that LeukoSite shall be required to provide to the Stockholders (other than holders of Dissenting Shares) pursuant to Sections 3.8(c) and/or 3.8(d) (after giving effect to any and all reductions to such consideration that may be required pursuant to Section 3.8(e) above) exceed the sum of $16,500,000 plus the Milestone Shares; PROVIDED, HOWEVER, that such cumulative aggregate amount or value of consideration shall be $17,500,000 in the event that no Milestone Shares have been issued at the time such cumulative aggregate amount or value of consideration exceeds $16,500,000, (B) in no event shall LeukoSite issue Milestone Shares to the Stockholders if such cumulative aggregate amount or value of consideration has already exceeded $16,500,000 prior to the issuance of any Milestone Shares and (C) in no event shall LeukoSite issue Milestone Shares to the Stockholders if and to the extent that (i) the number of such Milestone Shares is subject to reduction pursuant to
         Section 3.8(e) above or (ii) the Fair Market Value (as defined on SCHEDULE A) of such Milestone Shares on the date of their issuance (after giving effect to any and all reductions to the number of such Milestone Shares that may be required pursuant to Section 3.8(e) above) exceeds $4,000,000. Consideration from a Partner that is not in the form of cash shall be valued by LeukoSite's Board of Directors in good faith as of the date of receipt of such consideration by LeukoSite.

                  (g) CYTOMED PROGRAMS. LeukoSite represents and warrants that, as of the date of this Agreement and based upon the information available to it as of such date, it intends to continue the development and commercialization of Product Candidates included in the CytoMed Programs. However, it is agreed by the Company and LeukoSite that, from and after the date hereof, the CytoMed Programs shall be evaluated by LeukoSite in the context of the overall research and development programs undertaken from time to time by LeukoSite (the "LeukoSite R&D Programs"). In making determinations concerning whether, when and/or in what manner to develop, market or commercialize any Product Candidate or any other compound included in any CytoMed Program from and after the date hereof, LeukoSite shall use the same criteria that it applies in making such or similar evaluations and determinations concerning the LeukoSite R&D Programs. Specifically, and without limiting the generality of the foregoing sentence, LeukoSite shall take into account its available financial resources and personnel, LeukoSite's commitments and obligations to its corporate partners, the ease of, and the timeframe for, obtaining regulatory approval, the potential therapeutic benefits of the drug candidate, the level of competition in the marketplace for the drug candidate, the relative costs of pre-clinical and clinical development of any Product Candidate or any compound in a CytoMed Program as compared with LeukoSite's other drug development candidates, the results and data obtained in any pre-clinical or clinical trials, and the relative potential economic returns to LeukoSite from the development, sale, marketing or other commercialization of any Product Candidate or any compound in a CytoMed Program as compared to any of LeukoSite's other drug development candidates. After making a thorough evaluation utilizing the criteria described above, LeukoSite may continue, modify, postpone or terminate any CytoMed Program or the development and commercialization of any Product Candidate. The Stockholders' Representatives shall have the right to obtain information about the status of the CytoMed Programs pursuant to Section 9.15 hereof.

                  (h) REDUCTION FOR ADDITIONAL TAX LIABILITY. To the extent that any of the payments to be received by LeukoSite pursuant to Sections 3.8(a) or (b) will result (i) in an additional ultimate Tax liability (other than an "alternative minimum tax" Tax liability) of LeukoSite despite reasonable tax planning by LeukoSite which shall include without limitation maximizing the benefits of filing consolidated returns, preserving and maximizing the prompt use of any available net operating loss and credit carryforwards of the Company, and maximizing the tax benefits available to LeukoSite by virtue of paying tax on and making payments with respect to the Subsequent UCB Payment or the Contingent Third Party Payments, or (ii) in "alternative minimum tax" Tax liability of LeukoSite, LeukoSite shall be entitled to retain the amount of the Subsequent UCB Payment and the Contingent Third Party Payments necessary to pay such Tax liability and shall reduce on a dollar for dollar basis (i) in the case of Section 3.8(a), the amount of Subsequent UCB Payment used to determine the number of Aggregate Subsequent Consideration Shares issued to the Stockholders or (ii) in the case of Section 3.8(b), the Contingent Third Party Payments paid to the Stockholders.

         4. PROCEDURES; ESCROWED SECURITIES.

         4.1. CERTIFICATES. After the Effective Time, stock certificates (each, a "Certificate," and collectively, the "Certificates") representing shares of Company Stock that, pursuant to the provisions of Section 3.6(a) above, entitle the holder thereof to receive therefor shares of LeukoSite Stock or other Merger Consideration pursuant to the Merger, will be conclusively deemed to represent the right to receive such shares of LeukoSite Stock or other Merger Consideration.

         4.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, LeukoSite or its transfer agent for LeukoSite Stock will send to each Stockholder transmittal materials for use in exchanging their Certificates for certificates for the shares of LeukoSite Stock or such other Merger Consideration to which such Stockholder may be entitled as determined in accordance with the provisions of this Agreement. Upon surrender of a Certificate to LeukoSite or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive (subject to the escrow arrangements referred to in Section 4.3), in exchange for such Certificate, a certificate or certificates for the number of shares of LeukoSite Stock or such other Merger Consideration to which such holder may be entitled (as determined in accordance with the provisions of this Agreement), and such Certificate will be canceled.

         4.3. ESCROWED SECURITIES. Notwithstanding any other provision of this Agreement to the contrary, at the Closing, LeukoSite, the Stockholders' Representatives and the Escrow Agent will execute and deliver an Escrow Agreement in the form attached hereto as EXHIBIT C (the "Escrow Agreement"), pursuant to which LeukoSite shall deliver to the Escrow Agent stock certificates representing twenty percent (20%) of the Aggregate Base Consideration Shares to be issued to the Stockholders (the "Escrowed Securities"), to be held in escrow pursuant to the terms of the Escrow Agreement until either (i) December 31, 1999, if but only if on or prior to December 31, 1999 there has not been a Claim against the Escrowed Securities pursuant to the terms of this Agreement and the Escrow Agreement or any exercise by LeukoSite of its right of set-off pursuant to the terms of this Agreement, or (ii) the second anniversary of the Closing Date, if on or prior to December 31, 1999 there has been a Claim against the Escrowed Securities pursuant to the terms of this Agreement and the Escrow Agreement or any exercise by LeukoSite of its right of set-off pursuant to the terms of this Agreement. Notwithstanding anything in this Section 4.3 to the contrary, a claim for an adjustment in the Aggregate Base Consideration Shares pursuant to Section 3.7(e) that is made on or prior to December 31, 1999 shall not be taken into account in determining whether the Escrowed Securitites should be held in escrow under the Escrow Agreement beyond December 31, 1999. Notwithstanding anything in this Agreement expressed or implied to the contrary, any Merger Conversion Shares issued upon conversion of shares of LeukoSite Series A Preferred Stock held in escrow pursuant to this Agreement (including, without limitation, this Section 4.3) or the Escrow Agreement shall also be held in escrow pursuant to, and in accordance with, the provisions of this Agreement (including, without limitation, this Section 4.3) and the Escrow Agreement to the same extent and on the same basis as such shares of LeukoSite Series A Preferred Stock, and any reference in this Agreement to the term "ESCROWED SECURITIES" shall be deemed to include any and all of such Merger Conversion Shares.

         4.4. DISTRIBUTIONS. No dividend or other distribution payable after the Effective Time with respect to LeukoSite Stock will be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable but withheld from such holder pursuant hereto.

         4.5. NO TRANSFERS. After the Effective Time, no transfers of shares of Company Stock will be made in the stock transfer books of the Company. If, after the Effective Time, Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for Company Stock, they will be canceled and exchanged for the shares of LeukoSite Stock or other Merger Consideration deliverable in respect thereof as determined in accordance with this Agreement (or returned to the presenting person, if such Certificate represents Dissenting Shares).

         4.6. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of LeukoSite Stock, cash adjustments will be paid (without interest) to the Stockholders in respect of any fractional share of LeukoSite Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by $11.88 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting LeukoSite Common Stock and occurring after the date of this Agreement). For purposes of determining whether, and in what amounts, a particular Stockholder would be entitled to receive cash adjustments under this section, shares held of record by such holder and represented by two or more Certificates will be aggregated.

         4.7. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Stock will cease to be, and will have no rights as, stockholders of the Company, other than (i) in the case of shares other than Dissenting Shares, the rights to receive the Merger Consideration and/or payments made in lieu of fractional shares, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Section 262 of the DGCL.

         4.8. ABANDONED PROPERTY. Neither LeukoSite nor the Company nor any other person will be liable to any holder or former holder of shares of Company Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

         4.9. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen, or destroyed, and the receipt by LeukoSite or its transfer agent for LeukoSite Stock of appropriate and customary indemnification, LeukoSite or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of LeukoSite Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

         4.10     STOCKHOLDERS' REPRESENTATIVES.

                  (a) In order to efficiently administer the transactions contemplated hereby, including (i) the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, (ii) any adjustment in the number of Aggregate Base Consideration Shares pursuant to Section 3.7(e), (iii) the ability to consent, approve and agree on behalf of the Stockholders to any adjustment or change in the Unaudited Closing Net Cash Balance that may be agreed upon by LeukoSite and the Company, (iv) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify LeukoSite and/or the Surviving Corporation pursuant to
         Section 14 below or for which LeukoSite shall have the right to make a claim against the Escrowed Securities pursuant to this Agreement and the Escrow Agreement or the right of set-off pursuant to this Agreement, (v) the ability, subject to and upon the terms and conditions set forth in Section 9.14 hereof, to take all action necessary against UCB in connection with breaches of payment obligations by UCB under the UCB Agreement, and (vi) the orderly distribution of Merger Consideration from LeukoSite to the Stockholders, the Stockholders hereby designate Richard Sherman and Joel Liffman, acting jointly, as their representatives (in such capacity, the "Stockholders' Representatives").

                  (b) The Stockholders hereby authorize the Stockholders' Representatives, acting jointly, (i) to make all decisions on behalf of the Stockholders relating to any adjustment in the number of Aggregate Base Consideration Shares pursuant to Section 3.7(e), (ii) to make all decisions and grant all consents and approvals on behalf of the Stockholders relating to any adjustments or changes to the Unaudited Closing Net Cash Balance that have been agreed upon by LeukoSite and the Company, (iii) to take all action necessary in connection with the waiver of any condition to the obligations of the Stockholders to consummate the transactions contemplated hereby, or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify LeukoSite, the Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right to make a claim against the Escrowed Securities pursuant to this Agreement and the Escrow Agreement or the right of set-off pursuant to this Agreement, (iv) subject to and upon the terms and conditions set forth in Section 9.14 hereof, to take all action necessary against UCB in connection with breaches of payment obligations by UCB under the UCB Agreement, (v) to determine the Stockholders to whom consideration from LeukoSite shall be distributed, the amount of consideration to be so distributed, and the address of such Stockholders, (vi) to give and receive all notices required to be given under this Agreement and the Escrow Agreement, and (vii) to take any and all additional action as is contemplated to be taken by or on behalf of the Stockholders by the terms of this Agreement or the Escrow Agreement. In order for any action, consent, approval or determination taken or made by the Stockholders' Representatives to be valid, binding and enforceable, it must be taken or made by joint action of both Stockholders' Representatives. Neither of the Stockholders' Representatives shall have any power or authority to take any action individually without the other, and, in the event that either of the Stockholders' Representatives takes any action individually without the other, such action shall not be binding or of any force or effect whatsoever.

                  (c)      In the event that:

                           (i) Richard Sherman, or his substitute as one of the
                  Stockholders' Representatives, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Stockholders holding, immediately prior to the Closing, a majority of the combined voting power of the Company Stock shall select another representative to fill such vacancy and such substituted representative shall be deemed to a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

                           (ii) Joel Liffman, or his substitute as one of the
                  Stockholders' Representatives, dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Stockholders holding, immediately prior to the Closing, a majority of the shares of Company Series VII Preferred Stock shall select another representative to fill such vacancy and such substituted representative shall be deemed to a Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

                  (d) All decisions and actions by the Stockholders' Representatives, including without limitation any agreement between the Stockholders' Representatives and LeukoSite relating to the defense or settlement of any claims for which the Stockholders may be required to indemnify LeukoSite, Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right to proceed against the Escrowed Securities pursuant to this Agreement and the Escrow Agreement or the right of set-off pursuant to this Agreement, shall be binding upon all of the Stockholders and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

                  (e) By virtue of the adoption of this Agreement and the approval of the Merger by the Stockholders at a meeting of Stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL, each Stockholder (regardless of whether or not such Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger at such meeting or by written consent) that is not a holder of Dissenting Shares hereby agrees that:

                           (i) LeukoSite shall be able to rely conclusively on
                  the joint instructions and decisions of the Stockholders' Representatives as to the settlement of any claims for indemnification by LeukoSite, Merger Sub and/or the Surviving Corporation pursuant to Section 14 below or for which LeukoSite shall have the right to make a claim against the Escrowed Securities pursuant to this Agreement and the Escrow Agreement or the right of set-off pursuant to this Agreement, or as to any other actions required or permitted to be taken by the Stockholders' Representatives hereunder or under the Escrow Agreement, and no party hereunder shall have any cause of action against LeukoSite to the extent LeukoSite has relied upon the joint instructions or decisions of the Stockholders' Representatives;

                           (ii) all actions, decisions and instructions of the
                  Stockholders' Representatives shall be conclusive and binding upon all of the Stockholders and no Stockholder shall have any cause of action against either of the Stockholders' Representatives for any action taken, decision made or instruction given by the Stockholders' Representatives, acting jointly, under this Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representatives;

                           (iii) the provisions of this Section 4.10 are
                  independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

                           (iv) remedies available at law for any breach of the
                  provisions of this Section 4.10 are inadequate; therefore, LeukoSite, Merger Sub and/or the Surviving Corporation shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either LeukoSite, Merger Sub and/or the Surviving Corporation brings an action to enforce the provisions of this Section 4.10; and

                           (v) the provisions of this Section 4.10 shall be
                  binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

                  (f) All fees and expenses incurred by the Stockholders' Representatives shall be paid by the Stockholders (other than holders of Dissenting Shares) in proportion to their ownership of Company Stock.

         4.11. EFFECT OF STOCKHOLDER APPROVAL OF MERGER. Subject to the provisions of the last sentence of this Section 4.11, the adoption of this Agreement and the approval of the Merger by the Stockholders at a meeting of Stockholders (or by written consent in lieu of a meeting) pursuant to, and in accordance with, the applicable provisions of the DGCL shall be deemed to constitute approval by each Stockholder individually (regardless of whether or not such Stockholder votes in favor of the adoption of this Agreement and the approval of the Merger at such meeting or by written consent), to the same extent as if such Stockholder were a party to this Agreement, of (i) all of the provisions of this Agreement that pertain to the Stockholders, that impose liabilities, obligations or burdens on the Stockholders (including, without limitation, the indemnification provisions of Section 14 hereof) or that limit the rights of the Stockholders (including, without limitation, with respect to the right of the Stockholders to receive all or any portion of the Merger Consideration), (ii) the appointment of the Stockholders' Representatives, (iii) the grant to the Stockholders' Representatives of all of the powers, rights and privileges contemplated under this Agreement (including, without limitation, Section 4.10 hereof), (iv) the provisions of this Agreement concerning the replacement and substitution of either of the Stockholders' Representatives, (v) the Escrow Agreement and all of the arrangements relating thereto, including, without limitation, the placement of the Escrowed Securities in escrow and the appointment of the Escrow Agent pursuant to the Escrow Agreement, (vi) the provisions of this Agreement that authorize LeukoSite to make a claim or proceed against the Escrowed Securities held in escrow pursuant to the Escrow Agreement,
(vii) the provisions of this Agreement that authorize LeukoSite to exercise any right of set-off (including, without limitation, the provisions of Section 14.5(b) hereof) and (viii) any and all provisions of this Agreement that contemplate, authorize or provide for any increase, reduction or other adjustment in the Merger Consideration payable to the Stockholders pursuant to the Merger (including, without limitation, any provisions of this Agreement that specify or provide a procedure for determining or implementing any such increase, reduction or other adjustment in the Merger Consideration). Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply to those Stockholders that duly exercise the appraisal rights afforded to dissenting stockholders pursuant to Section 262 of the DGCL.

         5. STOCK OPTIONS AND WARRANTS. Prior to the Effective Time, the Company and its Board of Directors shall (i) take all actions necessary to effect the exercise and/or termination of each option to purchase Company Stock ("Company Options"), whether issued under one of the Company's option plans or otherwise, and (ii) use commercially reasonable efforts to cause each holder of a warrant to purchase Company Stock outstanding at any time prior to the Effective Time (the "Company Warrants") to exercise or agree to the termination of the warrant in full prior to the Effective Time. LeukoSite will not assume any Company Option not exercised prior to the Effective Time.

6.       REGISTRATION AND LOCK-UP OF LEUKOSITE COMMON STOCK.

         6.1      REGISTRATION OF SHARES.

                  (a) LeukoSite shall file with the SEC, on or before the 60th day following the Closing Date, a registration statement on Form S-3 (or on Form S-1 if LeukoSite does not qualify for Form S-3) covering the resale to the public by the Stockholders who hold or may hold Merger Common Shares (the "Registering Stockholders"), of the Merger Common Shares

         (the "Stockholder Registration Statement"). LeukoSite shall use its best efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable following the filing thereof and to remain effective until the second anniversary of the Closing Date or such earlier time as all of the Merger Common Shares covered by the Stockholder Registration Statement have been sold pursuant thereto (the "Effective Period"). Thereafter LeukoSite shall be entitled to withdraw the Stockholder Registration Statement and the Stockholders shall have no further right to offer or sell any of the Merger Common Shares pursuant to the Stockholders Registration Statement (or any prospectus pursuant thereto). The shares subject to the Stockholder Registration Statement shall not be underwritten unless LeukoSite shall otherwise consent in its sole discretion.

                  (b) From and after the date hereof and prior to the expiration of the Effective Period, whenever LeukoSite proposes to file a registration statement relating to an offering in which LeukoSite proposes to sell shares of LeukoSite Common Stock for its own account (other than registration statements on Form S-4 or Form S-8 or any successor form for securities to be offered in a transaction of the type contemplated by Rule 145 under the Securities Act or to employees or consultants of LeukoSite pursuant to any employee benefit plan), it will, prior to such filing, give at least 20 days' written notice to all Registering Stockholders of its intention to do so (subject to the limitations set forth in paragraph (d) below) (the "Piggyback Notice") and, upon the written request of one or more Registering Stockholders given within ten days after the LeukoSite Piggyback Notice is given (which request shall state the intended method of disposition of such Merger Common Shares) (the "Holder Inclusion Notice"), LeukoSite shall use its best efforts to cause all Merger Common Shares which LeukoSite has been requested by such Registering Stockholder or Registering Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the Holder Inclusion Notice; provided, that (i) LeukoSite shall have the right to postpone or withdraw any registration effected pursuant to this Section 6.1(b) hereof without obligation to any Registering Stockholder, (ii) the number of Merger Common Shares proposed to be sold by any such Registering Stockholder is at least twenty-five percent (25%) of the total number of Merger Common Shares then held by such Registering Stockholder.

                  (c) In connection with any offering under Section 6.1(b) hereof involving an underwriting, LeukoSite shall not be required to include any Merger Common Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between LeukoSite and the underwriter(s) of such offering. If in the opinion of the managing underwriter(s) of such offering the registration of all, or part of, the shares of LeukoSite Common Stock (the "Incidental Shares") which the Registering Stockholders have requested to be included pursuant to Section 6.1(b) hereof and/or which other holders of shares of LeukoSite Common Stock or other securities of LeukoSite entitled to include shares of LeukoSite Common Stock in such registration have requested to be included (collectively, the "Qualified Holders") would materially and adversely affect the success of such public offering or the price that would be received for any shares of LeukoSite Common Stock offered in the offering, then, notwithstanding anything in this
         Section 6 to the contrary, LeukoSite shall be required to include in the underwriting only that number of such shares, if any, which the managing underwriter(s) believe(s) may be sold without causing such adverse effect. If a registration pursuant to this Section 6 hereof involves an underwritten offering and the managing underwriter shall advise LeukoSite in writing that, in its opinion, the number of shares of LeukoSite Common Stock requested by the Qualified Holders to be included in such registration is likely to affect materially and adversely the success of the public offering or the price that would be received for any shares of LeukoSite Common Stock offered in such offering, then, notwithstanding anything in this Section 6 to the contrary, LeukoSite shall only be required to include in such registration to the extent of the number of shares of LeukoSite Common Stock which LeukoSite is so advised can be sold in such offering, (i) first, the number of shares of LeukoSite Common Stock proposed to be included in such registration for the account of LeukoSite and/or any stockholders of LeukoSite that have exercised demand registration rights in accordance with the priorities, if any, then existing among LeukoSite and/or such stockholders of LeukoSite with demand registration rights, and (ii) second, the shares of LeukoSite Common Stock requested to be included in such registration by all other stockholders of LeukoSite (including, without limitation, the Registering Stockholders), PRO RATA among such other stockholders (including, without limitation, the Registering Stockholders) on the basis of the number of shares of LeukoSite Common Stock that each of them requested to be included in such registration.

                  (d) Notwithstanding anything in this Section 6 to the contrary, LeukoSite shall not be required to provide any advance notice to Registering Stockholders in connection with any offering under this
         Section 6.1 involving an underwriting if LeukoSite has been informed in writing that in the opinion of the managing underwriter(s) the inclusion of any Incidental Shares in such offering would materially and adversely affect the success of the offering or the price that would be received for any shares of LeukoSite Common Stock offered in the offering. In such event, LeukoSite will provide written notice to all Registering Stockholders containing a copy of such managing underwriter's(s') opinion, which notice need not be given prior to the filing of the applicable registration statement.

         6.2      LIMITATIONS ON REGISTRATION RIGHTS.

                  (a) Notwithstanding anything in this Section 6 to the contrary, if the Company shall furnish to the Registering Stockholders a certificate signed by the President or Chief Executive Officer of LeukoSite stating that the Board of Directors of LeukoSite has made the good faith determination (i) that continued use by the Registering Stockholders of the Stockholder Registration Statement filed by LeukoSite for purposes of effecting offers or sales of Merger Common Shares pursuant thereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the registration statement (or the prospectus relating thereto) of material, nonpublic information concerning LeukoSite, its business or prospects or any proposed material transaction involving LeukoSite,
         (ii) that such premature disclosure would be materially adverse to LeukoSite, its business or prospects or any such proposed material transaction or would make the successful consummation by LeukoSite of any such material transaction significantly less likely and (iii) that it is therefore essential to suspend the use by the Registering Stockholders of such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Merger Common Shares pursuant thereto, then the right of the Registering Stockholders to use such Stockholder Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Merger Common Shares pursuant thereto shall be suspended for a period (the "Suspension Period") of not more than 90 days after delivery by the Company of the certificate referred to above in this
         Section 6.2(a). During the Suspension Period, none of the Registering Stockholders shall offer or sell any Merger Common Shares pursuant to or in reliance upon such Stockholder Registration Statement (or the prospectus relating thereto). LeukoSite agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused LeukoSite to suspend the use of the Registration Statement (and the prospectus relating thereto) pursuant to this Section 6.2(a), LeukoSite will provide the Registering Stockholders with revised prospectuses, if required, and will notify the Registering Stockholders of their ability to effect offers or sales of Merger Common Shares pursuant to or in reliance upon such Stockholder Registration Statement.

                  (b) LeukoSite agrees that no other holder of LeukoSite Stock seeking to resell shares of LeukoSite Common Stock pursuant to a shelf registration statement on Form S-3 will be permitted to sell shares of LeukoSite Common Stock pursuant to such shelf registration statement during a Suspension Period. LeukoSite shall not be required to disclose to the Registering Stockholders the reasons for requiring a suspension of sales hereunder, and the Registering Stockholders shall not disclose to any third party the existence of any such suspension.

                  (c) If LeukoSite suspends the Stockholder Registration Statement or requires the Stockholders to cease sales of shares pursuant to Section 6.2(a) above, LeukoSite shall, as promptly as practicable following the termination of the circumstance which entitled LeukoSite to do so, take such actions as may be necessary to reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Registering Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, LeukoSite shall enclose such revised prospectus with a notice to Registering Stockholders given pursuant to this Section 6.2(c).

         6.3      REGISTRATION PROCEDURES.

                  (a) In connection with the filing by LeukoSite of the Stockholder Registration Statement, LeukoSite shall furnish to each Registering Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. Subject to Section 6.2 hereof, LeukoSite shall prepare and file with the SEC such amendments and supplements to the Stockholder Registration Statement and the prospectus used in connection with such Stockholder Registration Statement as may be reasonably necessary to keep such Stockholder Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Merger Common Shares pursuant to such Stockholder Registration Statement until the earlier of (i) such time as all such Merger Common Shares have been disposed of, (ii) such time as such Merger Common Shares are eligible for sale pursuant to Rule 144 (without being subject to volume limitations), or (iii) the second anniversary of the Closing Date. LeukoSite shall furnish to each Registering Stockholder a copy of any amendment or supplement to such Stockholder Registration Statement or prospectus prior to filing the same with the SEC, and shall not file any such amendment or supplement to which any such requesting Registering Stockholder shall reasonably have objected to in writing prior to the filing thereof on the grounds that such amendment or supplement contains a material inaccuracy with respect to the description of such Registering Stockholder.

                  (b) If LeukoSite has delivered preliminary or final prospectuses to the Registering Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act as described in Section 6.3(a) hereof, LeukoSite shall promptly notify the Registering Stockholders and, if requested by LeukoSite, the Registering Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to LeukoSite. LeukoSite shall promptly provide the Registering Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the Registering Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

                  (c) LeukoSite shall furnish to each requesting Registering Stockholder such number of conformed copies of the Stockholder Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits thereto), such number of copies of the prospectus included in such Stockholder Registration Statement (including each preliminary prospectus) and such number of documents, if any, incorporated by reference in such Stockholder Registration Statement or prospectus, as such requesting Registering Stockholder may reasonably request.

                  (d) LeukoSite shall use its best efforts to register or qualify the Merger Common Shares covered by the Stockholder Registration Statement under the securities or "blue sky" laws of such states as the Registering Stockholders shall reasonably request; PROVIDED, HOWEVER, that LeukoSite shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (e) LeukoSite shall pay the expenses incurred by it in complying with its obligations under this Section 6, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for LeukoSite, and fees and expenses of accountants for LeukoSite, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Registering Stockholders in connection with sales under the Stockholder Registration Statement and
         (ii) the fees and expenses of any counsel retained by Registering Stockholders.

         6.4 REQUIREMENTS OF COMPANY STOCKHOLDERS. LeukoSite shall not be required to include any Merger Common Shares in the Stockholder Registration Statement unless:

                  (a) the Registering Stockholder owning such shares furnishes to LeukoSite in writing such information regarding such Registering Stockholder and the proposed sale of Merger Common Shares by such Registering Stockholder as LeukoSite may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

                  (b) such Registering Stockholder shall have provided to LeukoSite its written agreement:

                           (i) to indemnify LeukoSite and each of its directors
                  and officers under the circumstances and substantially in the form set forth in Section 6.5(b) hereof; and

                           (ii) From the Closing Date to the second anniversary
                  of the Closing Date, each Registering Stockholder which holds or owns (at the time of the written request of LeukoSite or managing underwriter referred to below in this Section 6.4(b) or at any time during the 90 day period commencing on the effective date of the registration statement relating to such underwritten public offering of LeukoSite Common Stock) of record or beneficially (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) Merger Common Shares hereby agrees that, at the written request of LeukoSite or any managing underwriter of any underwritten public offering of LeukoSite Common Stock, such Registering Stockholder shall not, without the prior written consent of LeukoSite or such managing underwriter, sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of, or exercise any registration rights with respect to, any Merger Common Shares during the 90 day period commencing on the effective date of the registration statement relating to such underwritten public offering of LeukoSite Common Stock; provided that no Registering Stockholder shall be obligated to enter into such lock-up agreement described in this Section 6.4(b)(ii) unless all executive officers and directors of LeukoSite enter into similar agreements. In order to enforce the foregoing covenant, LeukoSite may impose stop transfer instructions with respect to the Merger Common Shares of each Registering Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such reasonable and customary period, and the Registering Stockholders agree to enter into a customary agreement with the underwriters of such offering reflecting the lock-up agreement set forth herein.

                  (c) Each Stockholder hereby agrees that, without the prior written consent of LeukoSite, such Stockholder shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge, encumber, or otherwise dispose of any Merger Common Shares during the 180 day period commencing on the Closing Date.

         6.5 INDEMNIFICATION. In the event that any Merger Common Shares of the Registering Stockholders are included in a registration statement pursuant to this Agreement:

                  (a) To the fullest extent permitted by law, LeukoSite will indemnify and hold harmless each Registering Stockholder, any underwriter (as defined in the Securities Act) for LeukoSite, and each officer, director, fiduciary, employee, member, general partner and limited partner (and affiliates thereof) of such Registering Stockholder or such underwriter, each broker or other person acting on behalf of such Registering Stockholder and each person, if any, who controls such Registering Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by LeukoSite of the Securities Act or state securities or blue sky laws applicable to LeukoSite and leading to action or inaction required of LeukoSite in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and will reimburse on demand such Registering Stockholder, such underwriter, such broker or other person acting on behalf of such Registering Stockholder or such officer, director, fiduciary, employee, member, general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 6.5(c); PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of LeukoSite (which consent shall not be unreasonably withheld), nor shall LeukoSite be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Registering Stockholders, any underwriter for them or controlling person with respect to them.

                  (b) To the fullest extent permitted by law, each Registering Stockholder will indemnify and hold harmless LeukoSite, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls LeukoSite within the meaning of the Securities Act, any underwriter for LeukoSite (within the meaning of the Securities Act), and all other Registering Stockholders against any losses, claims, damages or liabilities to which LeukoSite or any such director, officer, controlling person, or underwriter may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Registering Stockholder expressly for use in connection with such registration; and such Registering Stockholder will reimburse any legal or other expenses reasonably incurred by LeukoSite or any such director, officer, controlling person, underwriter or other Registering Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the provisions of Section 6.5(c), PROVIDED, HOWEVER, that the maximum amount of liability of each Registering Stockholder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Registering Stockholder from the sale of Merger Common Shares covered by such registration statement, and PROVIDED, FURTHER, HOWEVER, that the indemnity agreement contained in this Section 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those Registering Stockholder(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) Promptly after receipt by an indemnified party under this
         Section 6.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.5, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6.5. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
         Section 6.5, but the omission so to notify the indemnifying party will not relieve him of any liability which the indemnifying party may have to any indemnified party otherwise other than under this Section 6.5.

                  (d) Notwithstanding anything in this Section 6 to the contrary, if, in connection with an underwritten public offering, LeukoSite, the Registering Stockholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6.5 shall be deemed inoperative for purposes of such offering.

         6.6 RULE 144. LeukoSite shall comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time

(or any similar rule or regulation hereafter adopted by the SEC), regarding the availability of current public information to the extent required to enable each Registering Stockholder to sell Merger Common Shares without registration under the Securities Act pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Upon the request of a Registering Stockholder, LeukoSite will deliver to such Registering Stockholder a written statement as to whether it has complied with such requirements and, upon a Registering Stockholder's compliance with the applicable provisions of Rule 144, will take such action as may be required (including, without limitation, causing legal counsel to issue an appropriate opinion) to cause its transfer agent to effectuate any transfer of Merger Common Shares properly requested by such Registering Stockholder, in accordance with the terms and conditions of Rule 144.

         6.7 SECURITIES LAWS TRANSFER RESTRICTIONS, LEGENDS.

                  (a) No Stockholder shall sell, assign, pledge, transfer or otherwise dispose or encumber any of those Merger Shares received by it, except (i) pursuant to the Stockholder Registration Statement or other effective registration statement under the Securities Act, (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by LeukoSite, upon delivery by such Stockholder of an opinion of counsel of such Stockholder reasonably satisfactory to LeukoSite to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities law or (iii) pursuant to the resale provisions of Rule 144 (or any similar rule or regulation). Any transfer or purported transfer in violation of this Section 6.7(a) shall be voidable by LeukoSite. LeukoSite shall not be required or obligated to register any transfer of the Merger Shares in violation of this Section 6.7(a). LeukoSite may, and may instruct any transfer agent for LeukoSite Stock, to place such stop transfer orders as may be required on the transfer books of LeukoSite in order to ensure compliance with the provisions of this Section 6.7(a).

                  (b) To the extent applicable, each certificate or other document evidencing any of the Merger Shares shall be endorsed with the legend set forth below, and each Stockholder covenants that, except to the extent such restrictions are waived by LeukoSite, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISED DISPOSED OF EXCEPT

         (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT,
         (II) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT OR (III) PURSUANT TO THE RESALE PROVISIONS OF RULE 144."

         7.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to LeukoSite and Merger Sub as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the attached Disclosure Schedule.

         7.1. INCORPORATION; AUTHORITY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. The Company has delivered to LeukoSite complete and correct copies of its Certificate of Incorporation and by-laws, in each case with all amendments thereto, which Certificate of Incorporation and by-laws are in full force and effect.

         7.2. AUTHORIZATION AND ENFORCEABILITY. The Company has all requisite corporate power to enter into the Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Board of Directors of the Company has (i) approved this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders, and (iii) recommended that the stockholders to the Company approve this Agreement and the Merger. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. On or prior to the Closing, the Escrow Agreement will be duly executed and delivered by the Stockholders' Representatives, and the Escrow Agreement, when duly executed and delivered by the Stockholders' Representatives, shall constitute the valid and binding obligation of the

Stockholders' Representatives and each Stockholder, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Designated Preferred Stockholder Agreement has been duly executed and delivered by Designated Preferred Stockholders and constitutes the valid and binding obligation of the Designated Preferred Stockholders, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The combined voting power of the shares of Company Stock held by the Designated Preferred Stockholders is such that the affirmative vote (whether at a meeting of stockholders of the Company or by written consent in lieu of a meeting) of all shares of Company Stock held by the Designated Preferred Stockholders in favor of the adoption of this Agreement and the approval of the Merger would be sufficient to constitute the required stockholder approval thereof pursuant to, and in accordance with, the terms of the Company's Certificate of Incorporation, the Company's by-laws and the DGCL.

         7.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for the filing of the Merger Certificate and except as described in
Section 7.3 of the Disclosure Schedule, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of the Company in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. Except as described in Section 7.3 of the Disclosure Schedule, the execution, delivery, and performance of this Agreement and the consummation of such transactions will not violate (a) any provision of the Company's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject.

         7.4. CAPITALIZATION. The authorized and outstanding capital stock and other securities of the Company are as set forth in Section 7.4 of the Disclosure Schedule. All of such outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and all of such outstanding shares and other securities are owned of record as set forth in Section 7.4 of the Disclosure Schedule, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights of any person. The Company is not aware of any person who has a valid right to rescind any purchase of any shares of the Company's capital stock or other securities.

         There are no agreements or other obligations to which the Company is a party or by which it is bound to purchase or sell, and other than as set forth in Section 7.4 of the Disclosure Schedule, no convertible or exchangeable securities, options, warrants or other rights to acquire from the Company any shares of its capital stock or other securities. Section 7.4 of the Disclosure Schedule sets forth the name of each person who holds any option, warrant or other right to acquire shares of the Company's capital stock, the number and type of shares subject to such option or right, the per-share exercise price payable therefor and, in the case of warrants, the priority and amount of consideration to be payable upon exercise thereof after the Merger.

         7.5. QUALIFICATION. The Company is duly qualified and in good standing as a foreign corporation in all jurisdictions in which the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company.

         7.6. SUBSIDIARIES. The Company does not have any Subsidiaries or own any legal and/or beneficial interests in or to any other business enterprise or other person.

         7.7. FINANCIAL STATEMENTS.

                  (a) Included in Section 7.7 of the Disclosure Schedule are copies of (i) the audited balance sheets of the Company as of the last day of December in each of the years 1995 through 1997, inclusive, and the related audited statements of income and retained earnings and cash flows, respectively, of the Company, for the fiscal years ended on such dates, certified by PriceWaterhouseCoopers LLP, independent public accountants, and (ii) the unaudited balance sheet of the Company as of November 30, 1998, and the related unaudited statements of income and retained earnings and cash flows, respectively, of the Company, for the eleven-month period ended on such date (such balance sheet as of November 30, 1998, the "November 30, 1998 Balance Sheet"). Each of such financial statements and the Unaudited Signing Balance Sheet have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; each of such balance sheets and the Unaudited Signing Balance Sheet presents fairly and accurately in all material respects the financial condition of the Company as of its respective date; and each of such statements of income and retained earnings and cash flows, respectively, presents fairly and accurately in all material respects the results of operations and retained earnings, or cash flows, as the case may be, of the Company for the period covered thereby; in each case, subject, with respect to the unaudited financial statements referred to in clause (ii) of this section and with respect to the Unaudited Signing Balance Sheet, to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, is not and will not be material.

                  (b) When delivered to LeukoSite at the Closing, the Unaudited Closing Balance Sheet will have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods; the Unaudited Closing Balance Sheet will present fairly and accurately in all material respects the financial condition of the Company as of the Closing Date, subject to the absence of footnote disclosure and to normal, recurring end-of-period adjustments, the effect of which, both individually and in the aggregate, is not and will not be material.

         7.8. ABSENCE OF CERTAIN CHANGES. Since November 30, 1998, except as disclosed in Section 7.8 of the Disclosure Schedule there has not been any: (i) change in the assets, liabilities, sales, income, or business of the Company or in its relationships with suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not caused, either in any case or in the aggregate, a Material Adverse Effect on the Company; (ii) acquisition or disposition by the Company of any material asset or property;
(iii) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the business or any material property of the Company; (iv) declaration, setting aside or payment of any dividend or any other distributions in respect of any shares of capital stock of the Company; (v) issuance of any shares of the capital stock of the Company or any direct or indirect redemption, purchase, or other acquisition by the Company of any such capital stock; (vi) loss of the services of any officer or key employee or consultant, or any increase in the compensation, pension, or other benefits payable or to become payable by the Company to any of its officers or key employees or consultants, or any bonus payments or arrangements made to or with any of them; (vii) forgiveness or cancellation of any debts or claims by the Company or any waivers of any rights;
(viii) entry by the Company into any transaction with any of its Affiliates;
(ix) incurrence by the Company of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with persons other than Affiliates of the Company; (x) incurrence or imposition of any Lien on any of the assets, tangible or intangible, of the Company; or (xi) discharge or satisfaction by the Company of any Lien or payment by the Company of any obligation or liability (fixed or contingent) other than (A) current liabilities included in the November 30, 1998 Balance Sheet, (B) current liabilities to persons other than Affiliates of the Company incurred since November 30, 1998 in the ordinary course of business, and
(C) current liabilities incurred in connection with the transactions contemplated hereby and disclosed in Section 7.8 of the Disclosure Schedule.

         7.9. PROPERTIES AND ASSETS. The Company has good and marketable title or leasehold title, as the case may be, to all of its assets and properties that it purports to own or lease, including without limitation all those reflected in the unaudited balance sheet referred to in clause (ii) of Section 7.7(a) hereof (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since November 30, 1998), all free and clear of Liens on the Company's interest therein. All such properties and assets are in good condition and repair, reasonable wear-and-tear excepted, and are, and as of the Closing Date will be, adequate and sufficient to carry on the business of the Company as presently conducted. Section 7.9(a) of the Disclosure Schedule sets forth a complete and correct list of all capital assets of the Company.

         The Company does not own any real property. The Company has not received any notice that either the whole or any portion of any real property leased by it is to be condemned, requisitioned, or otherwise taken by any public authority or is to be the subject of any public improvements that may result in special assessments against or otherwise affect such real property. Section 7.9(b) of the Disclosure Schedule sets forth a complete and correct description of all leases of real property to which the Company is a party. Complete and correct copies of all such leases have been delivered to LeukoSite. Each such lease is valid and subsisting and no event or condition exists that constitutes, or after notice or lapse of time or both could constitute, a default thereunder by the Company, or to the best of its knowledge, any other person. The leasehold interests of the Company are subject to no Lien, and the Company is in quiet possession of the properties covered by such leases.

         7.10. INTELLECTUAL PROPERTY.

                  (a) Section 7.10(a) of the Disclosure Schedule lists all inter partes proceedings or actions known to the Company before any court or tribunal (including the PTO or equivalent authority anywhere in the world) related to any Company Intellectual Property. To the best of the Company's knowledge, no Company Intellectual Property is the subject of any inter partes proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

                  (b) With respect to each item of Company Registered Intellectual Property, necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent authorities in the United States for the purposes of maintaining such Company Registered Intellectual Property and no information material to patentability under applicable law has been withheld from the examining office that would constitute fraud or inequitable conduct.

                  (c) The Company owns and has good and exclusive title or the Company exclusively licenses, in each case free and clear of any Lien, all Company Registered Intellectual Property listed on Section 7.10(c) of the Disclosure Schedule (for purposes of this Section 7.10(c), joint ownership with third parties of such Company Registered Intellectual Property constitutes "good and exclusive title").

                  (d) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company and each of its Subsidiaries has a written agreement with such third party with respect thereto and the Company has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Company Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

                  (e) Except as set forth on Schedule 7.10(e) of the Disclosure Schedule, the Company has not transferred ownership of, or granted any license with respect to, any Company Intellectual Property to any third party. Section 7.10(e) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party that are currently in effect (i) with respect to Company Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Company Intellectual Property to the Company.

                  (f) To the best of the Company's knowledge, the contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed on Section

         7.10(e) of the Disclosure Schedule. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements listed on Section 7.10(e) of the Disclosure Schedule are in compliance with, and have not breached any term of, such contracts, licenses and agreements. To the best of the Company's knowledge, following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed on
         Section 7.10(e) of the Disclosure Schedule to the same extent the Company would have been able to had the transaction contemplated by this Agreement not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

                  (g) To the best of the Company's knowledge, Section 7.10(g) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any third party wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company of any third party's Intellectual Property.

                  (h) The Company (including its executive officer, directors and, to the best of the Company's knowledge, employees) has not received notice from any third party that the operation of its business or any act, product, drug candidate or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

                  (i) To the best of the Company's knowledge, (i) no Person has nor is infringing or misappropriating any Company Intellectual Property and (ii) there have been, and are, no claims asserted against the Company or against any licensee of the Company with respect to the Company Intellectual Property.

                  (j) The Company maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of the Company Intellectual Property as constitute trade secrets or other confidential information. To the best of the Company's knowledge, no officer, director, employee, or consultant of the Company is obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his agreements and obligations to use his best efforts to promote the interest of the Company, (ii) conflicts or may conflict with the business or operations of the Company, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the company.

         7.11. INDEBTEDNESS. At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 7.11 of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto and no such Indebtedness or any agreement, instrument or other obligation relating thereto purports to limit the issuance of any securities by the Company, or (except as set forth in Section 7.11 of the Disclosure Schedule) the operation of its businesses. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to LeukoSite.

         7.12. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent (a) reflected or reserved against in the November 30, 1998 Balance Sheet, or (b) described in Section 7.12 of the Disclosure Schedule, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including, without limitation, liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

         7.13. TAXES.

                  (a) ELECTIONS. All material elections with respect to Taxes (including, without limitation, any elections under Sections 108(b)(5), 338(g), 565, 936(a) or 936(e) of the Code or Treasury Regulation
         Section 1.1502-20(g) or Treasury Regulation Section 1.1502-32(f)(2) as in effect prior to August 12, 1994) affecting the Company have been provided to LeukoSite in the Tax Returns.

                  (b) FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by the Company have been paid, and the Company will not be liable for any additional Taxes in respect of any taxable period ending on or before the Closing Date in an amount that exceeds the corresponding reserve for unpaid Taxes, if any, reflected in the Unaudited Closing Balance Sheet. The Company has delivered or made available to LeukoSite true and complete copies of all Tax Returns filed by or with respect to it with respect to taxable periods ended on or after December 31, 1992, and all relevant material documents and information with respect thereto in the possession of the Company, its tax advisers and its auditors, including without limitation examination reports and statements of deficiencies assessed against or agreed to by the Company with respect thereto.

                  (c) AUDIT HISTORY. With respect to each taxable period of the Company ended on or before December 31, 1992, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Tax with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority.

                  (d) DEFICIENCIES. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company.

                  (e) LIENS. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company.

                  (f) EXTENSIONS TO STATUTE OF LIMITATIONS FOR ASSESSMENT OF TAXES. The Company does not currently have in effect any consent to extend the time in which any Tax may be assessed or collected by any taxing authority.

                  (g) EXTENSIONS OF THE TIME FOR FILING TAX RETURNS. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

                  (h) PENDING PROCEEDINGS. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to (i) the Company, or (ii) any Affiliated Group with respect to a taxable period during which the Company was a member of such Affiliated Group.

                  (i) NO FAILURES TO FILE TAX RETURNS. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction.

                  (j) MEMBERSHIP IN AFFILIATED GROUPS, ETC. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return.

                  (k) ADJUSTMENTS UNDER SECTION 481. The Company will not be required, as a result of a change in method of accounting for any period ending on or before the Closing Date other than as a result of the transactions contemplated by the Agreement, to include any adjustment under Section 481(c) of the Code (or any similar or corresponding provision or requirement under any Tax law) in taxable income for any period ending on or after the Closing Date.

                  (l) TAX SHARING, ALLOCATION, OR INDEMNITY AGREEMENTS. The Company is not a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

                  (m) WITHHOLDING TAXES. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

                  (n) FOREIGN PERMANENT ESTABLISHMENTS AND BRANCHES. Except as set forth in Section 7.13(n) of the Disclosure Schedule, the Company does not have a permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country, and does not otherwise operate or conduct business through any branch in any foreign country.

                  (o) U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                  (p) SAFE HARBOR LEASE PROPERTY. None of the property owned or used by the Company is subject to a tax benefit transfer lease executed in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954, as amended by the Economic Recovery Tax Act of 1981.

                  (q) TAX-EXEMPT USE PROPERTY. None of the property owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                  (r) SECURITY FOR TAX-EXEMPT OBLIGATIONS. None of the assets of the Company directly or indirectly secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code, and the Company is not directly or indirectly an obligor or a guarantor with respect to any such indebtedness.

                  (s) SECTION 341(f) CONSENT. The Company has not filed a consent under Code Section 341(f) concerning collapsible corporations.

                  (t) PARACHUTE PAYMENTS. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be deductible under Code Sections 162(m) or 280G.

         7.14.    EMPLOYEE BENEFIT PLANS.

                  (a) Except as described in Section 7.14(a) of the Disclosure Schedule, the Company does not now maintain or contribute to, and has not in the current or preceding six calendar years maintained or contributed to, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of the Company. Each of the arrangements set forth in Section 7.14(a) of the Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan," except that any such arrangement that is a multi-employer plan will be treated as an Employee Benefit Plan only for purposes of Sections 7.14(d)(iv), (vi), and (viii) and 7.14(g) below.

                  (b) The Company has delivered or made available to LeukoSite true, correct, and complete copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current calendar year or any of the six preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS") determination letters and any governmental advisory opinions or rulings.

                  (c) To the best of the Company's knowledge, each Employee Benefit Plan is and has heretofore been maintained and operated in material compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, and governmental rules or regulations in effect from time to time, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in
         Section 7.14(a) of the Disclosure Schedule and has been determined by the IRS to be so qualified, and to the best of the Company's knowledge, nothing has occurred since the date of the last such determination as to each such Plan or trust that has resulted or is likely to result in the revocation of such determination as to such Plan or trust, other than such failures as may be corrected without expenditure of more than $10,000.

                  (d) (i) There is no pending, or to the best of the Company's knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of the Company's knowledge, any fiduciary or service provider thereof, and to the best of the Company's knowledge, there is no basis for any such legal action, proceeding, or investigation.

                           (ii) No liability (contingent or otherwise) to the
                  Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by the Company or any of its ERISA affiliates (other than insurance premiums satisfied in due course).

                           (iii) No reportable event, or event or condition that
                  presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement plan of an ERISA affiliate of the Company, which is subject to Title IV of ERISA.

                           (iv) To the best of the Company's knowledge, no
                  Employee Benefit Plan nor any party in interest with respect thereto, has engaged in a prohibited transaction that could subject the Company directly or indirectly to liability under
                  Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                           (v) No communication, report, or disclosure has been
                  made that, at the time made, did not reflect accurately in all material respects the terms and operations of any Employee Benefit Plan.

                           (vi) No Employee Benefit Plan provides welfare
                  benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA), other than (A) coverage mandated by applicable law, (B) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), and (C) benefits that have already been satisfied in full.

                           (vii) No benefits due under any Employee Benefit Plan
                  have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after the Closing) except as required by applicable law.

                           (viii) The Company has not undertaken to maintain any
                  Employee Benefit Plan for any period of time and each such Plan is terminable at the sole discretion of the Company, subject only to such constraints as may be imposed by applicable law.

                  (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that the Company is required, under the terms of each such Plan, to have paid as contributions to that Plan as of the end of the most recently ended plan year of that Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

                  (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of the Company or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee. No representation or warranty is made as to the foregoing with respect to actions taken by LeukoSite after the Closing with respect to the Employee Benefit Plans.

                  (g) No Employee Benefit Plan is a multi-employer plan.

                  (h) For purposes of this Section 7.14, "multi-employer plan," "party in interest," "current value," "accrued benefit," "reportable event," and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under Section 414 of the Code is treated as a single employer with the Company.

         7.15. SAFETY AND ENVIRONMENTAL MATTERS. Except as set forth in Section
7.15 of the Disclosure Schedule:

                  (a) None of the activities carried on by the Company at any plants, offices, or properties in or on which the Company operates are in violation of any zoning, health, or safety law or regulation, including without limitation the Occupational Safety and Health Act of 1970, as amended, excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) Neither the Company, nor to the best of the Company's knowledge, any operator of any real property presently or formerly owned, leased, or operated by the Company is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and applicable federal, state, foreign, and local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment (all of the foregoing, collectively, "Environmental Laws"), excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (c) The Company has not received notice from any third party, including without limitation any federal, state, foreign, or local governmental authority, that (i) the Company has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B
         (1986); (ii) any hazardous waste as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws (collectively, "Hazardous Substances") that the Company has generated, transported, handled, used, or disposed of has been found at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) the Company is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (d) (i) No portion of any real property presently or formerly owned, leased, or operated by the Company has been used by the Company, or to the best of the Company's knowledge, by any other person, to handle, use, manufacture, transport, store, or dispose of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances used by the Company is located on any real property presently owned, leased, or operated by the Company, or to the best of the Company's knowledge, any real property formerly owned, leased, or operated by it; (ii) in the course of the activities conducted by the Company and to the best of the Company's knowledge, without investigation, those of any other operators of any real property presently or formerly owned, leased, or operated by the Company, no Hazardous Substances have been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the best of the Company's knowledge, there have been no releases (I.E. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of Hazardous Substances by the Company on, upon, into, or from any real property presently or formerly owned, leased, or operated by the Company; (iv) to the best of the Company's knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by the Company that, through soil or groundwater contamination, have come to be located on, any of the real property presently or formerly owned, leased, or operated by the Company; and (v) to the extent required by applicable Environmental Laws, any Hazardous Substances that have been generated by the Company, or to the Company's actual knowledge, by any other person, on any real property presently or formerly owned, leased, or operated by the Company, have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities having, to the Company's actual knowledge, valid permits as required under applicable Environmental Laws, which transporters and facilities, to the Company's actual knowledge, have been and are operating substantially in compliance with such permits and applicable Environmental Laws.

                  (e) No real property presently owned, leased, or operated by the Company, and to the best of the Company's knowledge, no real property formerly owned, leased, or operated by the Company, and as a result of the present or past activities of the Company, is subject to any Environmental Law requiring the performance of any Hazardous Substances site assessment, the removal or remediation of any Hazardous Substances, the giving of notice to any governmental agency or other person, or the recording and/or delivery to any governmental agency or other person of any environmental disclosure statement or document, by reason of, or as a condition to the effectiveness of, the Merger and/or any other transaction contemplated hereby.

         7.16. LABOR RELATIONS. The Company is and has been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not and has not been engaged in any unfair labor practice. There is no charge or proceeding pending, or to the best of the Company's knowledge, threatened, against the Company alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including without limitation the National Labor Relations Board. There is no labor strike, dispute, work slow-down, or work stoppage pending, or to the best of the Company's knowledge, threatened against or involving the Company. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of the Company. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company and no claim therefor has been asserted. None of the employees of the Company is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has not experienced any work stoppage or other material labor difficulty during the last five years.

         7.17. LITIGATION. No litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending (as evidenced by the Company's receipt of service of process or other written notice of such pendency), or to the best of the Company's knowledge, threatened, against the Company, nor is there any basis therefor known to the Company.

         7.18. CONTRACTS. Section 7.18 of the Disclosure Schedule sets forth a complete and accurate list of all "Material Contracts" to which the Company is a party or by or to which it or any of its assets or properties is bound or subject. As used in this Agreement, the term "Material Contract" means every agreement or understanding of any kind, written or oral, that is legally enforceable by or against or otherwise binding on the Company and which is material to the Company's business, and specifically includes without limitation: (a) agreements with any current or former officer, director, employee, consultant, or stockholder, or any partnership, corporation, joint venture, or any other entity in which any such person has an interest; (b) agreements with any labor union or association representing any employee; (c) agreements for the provision of services by or to the Company; (d) bonds or other security agreements provided by any party in connection with the business of the Company;
(e) agreements for the purchase or other acquisition or the sale or other disposition of assets or properties (other than in the ordinary course of business), or for the grant to any person of any preferential rights to purchase any such assets or properties; (f) joint venture agreements relating to the assets, properties, or business of the Company or by or to which it or any of its assets or properties is bound or subject; (g) agreements under which the Company agrees to indemnify any party, to share tax liability of any party, or to refrain from competing with any party; (h) agreements with regard to Indebtedness, including, without limitation, any indenture or other agreements in connection with issuances of bonds, debentures or other debt securities by the Company and any agreements in connection with bank financings by the Company; (i) any agreement, contract, commitment, transaction or series of transaction for any purpose other than in the ordinary course of the Company's business relating to capital expenditures or commitments or long-term obligations; (j) any purchase order or contract for the purchase of raw materials; (k) any distribution, joint marketing or development agreement; (l) any assignment, license or other agreement with respect to any form of intangible property; (m) any research collaboration agreement; (n) any agreements relating to venture capital and other equity financings by the Company; (o) any stockholder agreements or other agreements with any of the Stockholders pertaining to the shares of Company Stock held by them or their rights as stockholders of the Company; and (p) any voting trust or voting agreements among the Stockholders.

         All of the contracts listed in Section 7.18 of the Disclosure Schedule are in full force and effect, and neither the Company, nor to the best of the Company's knowledge, any other party thereto, is in default under or material breach of any of the material terms thereof, nor does any event or condition exist that after notice or lapse of time or both could constitute a default thereunder or material breach thereof on the part of the Company, or to the best of the Company's knowledge, any other party thereto. No approval or consent of any person that has not already been obtained and listed in Section 7.18 of the Disclosure Schedule is needed in order that the contracts listed in Section 7.18 of the Disclosure Schedule continue in full force and effect following the consummation of the Merger and the other transactions contemplated hereby, and no such contract includes any provision, the effect of which may be to terminate (or give rise to a right of termination under) such contract, to enlarge or accelerate any obligations of the Company thereunder, or to give additional rights to any other person, as a result of the consummation of the Merger or the other transactions contemplated hereby. The Company has delivered or made available to LeukoSite true, correct, and complete copies of all such Material Contracts, including all amendments, modifications, and supplements thereto.

         7.19. POTENTIAL CONFLICTS OF INTEREST. No officer, director, or, to best of the Company's knowledge, stockholder of the Company (a) owns, directly or indirectly, any interest (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person that furnishes or sells services, drug candidates or products that the Company furnishes or sells or proposes to furnish or sell or is a lessor, lessee, customer, or supplier of the Company; (b) owns, directly or indirectly, in whole or in part (other than solely as a result of his or its ownership of Company Stock), any tangible or intangible property that the Company is using or the use of which is necessary for the business of the Company; or (c) to the best of the Company's knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans, and similar matters and agreements.

         7.20. INSURANCE. Section 7.20 of the Disclosure Schedule lists the policies of products liability, theft, fire, liability, worker's compensation, life, property and casualty, and other insurance owned or held by the Company. Such policies of insurance are of the kinds, cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice for companies in the Company's line of business and of a similar size and location. All such policies are in full force and effect; are sufficient for compliance by the Company with all requirements of law and of all agreements to which the Company is a party; are valid, outstanding, and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth in the Disclosure Schedule; and will not in any way be affected by, or terminate or lapse as a result of the consummation of, the transactions contemplated by this Agreement.

         7.21. BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section
7.21 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section
7.21 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

         7.22. RELATIONSHIPS WITH SUPPLIERS AND LICENSORS. No current supplier to the Company has notified the Company of an intention to terminate or substantially alter its existing business relationship with the Company, nor has any licensor under a license agreement with the Company notified the Company of an intention to terminate or substantially alter the Company's rights under such license, which termination or alteration would have a Material Adverse Effect on the Company.

         7.23. EMPLOYMENT OF OFFICERS, EMPLOYEES. The name and current annual salary and other compensation payable by the Company to each exempt non-hourly employee whose current total annual compensation or estimated compensation from the Company (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation, and other extra compensation) are as set forth in Section 7.23 of the Disclosure Schedule. Except to the extent otherwise disclosed in Section 7.23 of the Disclosure Schedule, none of the current or former officers, directors, employees or consultants of the Company is a party to, or the beneficiary of, any agreement, plan or arrangement that provides for any payment (whether of severance pay or otherwise) becoming due to such current or former officer, director, employee or consultant upon termination of his or her relationship with the Company or as a result of the Merger, or that provides for the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of such current or former director, officer, consultant, or employee upon termination of his or her relationship with the Company or as a result of the Merger.

         7.24. MINUTE BOOKS. The minute books of the Company made available to LeukoSite for inspection accurately record therein all material actions taken by its Board of Directors, all committees thereof, and its stockholders.

         7.25. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of the Company in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

         7.26. COMPLIANCE WITH OTHER AGREEMENTS, LAWS, ETC. The Company has complied with, and is in compliance with, (a) all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to its business, (b) all unwaived terms and provisions of all contracts, agreements and indentures to which the Company is a party, or by which the Company or any of its properties is subject, and (c) its Certificate of Incorporation and by-laws, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in any Material Adverse Effect with respect to the Company. The Company has not been charged with, or to the best of its knowledge, been under investigation with respect to, any violation of any provision of any federal, state, or local law or administrative regulation.

         7.27. PERMITS, LICENSES, AND PROGRAMS; NO DEBARMENT.

                  (a) Section 7.27 of the Disclosure Schedule contains a complete and correct copy of (i) each pending application or registration for governmental approval and each governmental approval held by the Company to develop, manufacture, test (including, without limitation, preclinical tests and clinical trials), import, export, store, market and sell the Company's products or drug candidates, (ii) the most recent report by or on behalf of the FDA or any other governmental body involving or relating to any facility inspection of the Company's facilities, and (iii) a description of all ongoing proprietary internal research and development programs included in the CytoMed Programs. Except as are set forth in Section 7.27 of the Disclosure Schedule, (i) the Company possesses such governmental approvals from all governmental bodies including, without limitation, all FDA approvals, necessary to permit the operation of its business in the manner as the same is currently conducted, and to operate, own or occupy its properties, (ii) there have been no product recalls, field corrective activity, medical device reports, warning letters or administrative actions by the FDA or any other governmental body, and
         (iii) to the knowledge of the Company, (aa) there is no administrative action pending or threatened for the revocation of any such governmental approval and (bb) assuming the obtaining of the authorizations, consents, approvals and other actions listed in Section
         7.27 of the Disclosure Schedule, no governmental approvals and other actions listed in Section 7.27 of the Disclosure Schedule of the Disclosure Schedule, no governmental approval by any governmental body having jurisdiction over the operation of the Company's business, whether in whole or in part, will be revoked, or become ineffective or subject to revocation, as a consequence of the transactions contemplated by this Agreement.

                  (b) The Company (i) has not been debarred or received notice of action or threat of action with respect to its debarment under the provisions of the Generic Drug Enforcement Act of 1992, 31 U.S.C.
         Section 335(a) and (b), or (ii) to the best of the Company's knowledge, has used in any capacity the services of any individual, corporation, partnership or association which has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335(a) and (b).

         7.28. DISTRIBUTION OF MERGER CONSIDERATION. The Merger Consideration, when distributed in accordance with the terms of this Agreement, will have been distributed to the holders of Company Stock in accordance with the provisions of the Company's Certificate of Incorporation in effect immediately prior to the Effective Time and any other document or agreement among the Company and such holders related to the distribution of the Merger Consideration.

         7.29. DISCLOSURE. No representation or warranty of the Company in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         8. REPRESENTATIONS AND WARRANTIES OF LEUKOSITE AND MERGER SUB.

         LeukoSite and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         8.1. INCORPORATION; AUTHORITY. Each of LeukoSite and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. LeukoSite is duly qualified or licensed to conduct its business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would be reasonably expected to have, a Material Adverse Effect on the Company.

         8.2. AUTHORIZATION AND ENFORCEABILITY. Each of LeukoSite and Merger Sub has all requisite corporate power and authority (including due approval of its Board of Directors) to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of LeukoSite and Merger Sub and constitutes a legal, valid, and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity. On or prior to the Closing, the Escrow Agreement will be duly executed and delivered by LeukoSite, and the Escrow Agreement, when duly executed and delivered by LeukoSite, shall constitute the valid and binding obligation of LeukoSite, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and as limited also by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. LeukoSite does not require any approval from its stockholders in connection with this Agreement, the Escrow Agreement, the Merger or any of the transactions contemplated hereby or thereby (including the issuance of the Merger Shares), except that LeukoSite requires approval from a majority of the outstanding shares of LeukoSite Common Stock present and entitled to vote at a stockholders' meeting in order for any shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger to convert into shares of LeukoSite Common Stock. None of the stockholders of LeukoSite or Merger Sub will have any appraisal rights under Section 262 of the DGCL by reason of the consummation of the Merger or the other transactions contemplated hereby.

         8.3. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except for (i) obtaining approval from the stockholders of LeukoSite with respect to the conversion of shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock, (ii) filing a listing application for purposes of listing the Merger Conversion Shares in the Nasdaq Stock Market and obtaining approval of such proposed listing, (iii) the filing of the Merger Certificate and the Stockholder Registration Statement and
(iv) any filings required in order to comply with federal and state securities laws that may be applicable to the issuance of the Merger Shares, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on the part of LeukoSite or Merger Sub in connection with this Agreement, the Escrow Agreement, the Merger, or any of the other transactions contemplated hereby (including the issuance of the Merger Shares). The execution, delivery, and performance of this Agreement and the Escrow Agreement and the filing of the Stockholders Registration Statement pursuant to Section 6 and the consummation of such transactions will not violate (a) any provision of LeukoSite's or Merger Sub's Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to LeukoSite or Merger Sub, or (c) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which LeukoSite or Merger Sub is a party or by or to which either of them or any of their respective assets is bound or subject.

         8.4. MERGER SUB. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions.

         8.5. LEUKOSITE'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since August 15, 1997, LeukoSite has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. LeukoSite has delivered to the Company true and complete copies of (i) its Annual Report on Form 10-K for its fiscal year ended December 31 1997, (ii) its proxy statements relating to all meetings of its stockholders (whether annual or special) held since August 15, 1997, and (iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed or required to be filed by it with, or provided or required to be provided by it to, the SEC since August 15, 1997 (collectively, all of the foregoing documents, "LeukoSite's SEC Reports"). As of their respective dates, LeukoSite's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of LeukoSite's SEC Reports is required to be amended or supplemented as of the date hereof. The financial statements (including any related notes) of LeukoSite included in LeukoSite's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of LeukoSite's independent certified public accountants) and present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of LeukoSite and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

         Except to the extent (a) reflected or reserved against in LeukoSite's consolidated balance sheet as of September 30, 1998, included in its Quarterly Report on Form 10-Q for its fiscal quarter ended on that date, or (b) incurred with persons other than any Affiliate of LeukoSite in the ordinary course of business after the date of such balance sheet, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including without limitation liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

         8.6. CERTIFICATE OF INCORPORATION AND BY-LAWS. LeukoSite's Certificate of Incorporation and by-laws set forth as Exhibits 3.1 through 3.4, respectively, to LeukoSite's Registration Statement on Form S-1 (Registration No. 333-30213), as declared effective under the Securities Act on August 15, 1997, are complete and correct copies thereof, and have not been amended since the date of such filing. LeukoSite has previously provided to the Company a complete and correct copy of the Certificate of Incorporation and by-laws of

Merger Sub, neither of which has been amended or restated. Such Certificates of Incorporation and by-laws of LeukoSite and Merger Sub, respectively, are in full force and effect. Neither LeukoSite nor Merger Sub is in violation of any provisions of its Certificate of Incorporation or by-laws.

         8.7. CAPITALIZATION. The authorized capital of LeukoSite consists of 25,000,000 shares of LeukoSite Common Stock and 5,000,000 shares of LeukoSite Preferred Stock. No shares of LeukoSite Preferred Stock are issued and outstanding.

         As of December 24, 1998, (i) 11,923,670 shares of LeukoSite Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and non-assessable, and (ii) options granted pursuant to the LeukoSite Stock Plans to acquire up to an aggregate of not more than 1,359,447 shares of LeukoSite Common Stock were outstanding. Since that date, no shares of LeukoSite Common Stock have been issued except upon exercise of options granted under the LeukoSite Stock Plans.

         Except for stock options issued pursuant to the LeukoSite Stock Plans and as set forth on Section 8.7 of the Disclosure Schedule, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which LeukoSite is a party or by which it is bound relating to the issued or unissued shares of the capital stock of LeukoSite or any of its Subsidiaries (including any agreement relating to the manner in which any of such shares will be voted at any regular or special meeting of the stockholders of LeukoSite) or obligating LeukoSite or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, LeukoSite or any of its Subsidiaries.

         Except as set forth on Section 8.7 of the Disclosure Schedule, there are no outstanding contractual obligations of LeukoSite or any of its Subsidiaries to repurchase, redeem, or otherwise acquire, or (except pursuant to Section 6 hereof) to register any shares of any of them under the Securities Act.

         Each outstanding share of the capital stock of each of LeukoSite's Subsidiaries is duly authorized, validly issued, fully paid, and non-assessable, owned by LeukoSite, and free and clear of all Liens.

         8.8. BROKERS. No finder, broker, agent, or other intermediary has acted for or on behalf of LeukoSite or Merger Sub in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         8.9. OWNERSHIP OF COMPANY STOCK. Neither LeukoSite nor Merger Sub beneficially owns, directly or indirectly, or is a party to any agreement

(other than this Agreement), arrangement, or understanding with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of the Company.

         8.10. LEGALITY OF MERGER SHARES. All of the Merger Shares have been duly authorized and, when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free of preemptive rights.

         8.11. ABSENCE OF CERTAIN CHANGES. Since September 30, 1998, there has not been any material adverse change in the assets, business, financial condition, results of operations of LeukoSite and its Subsidiaries, taken as a whole.

         8.12. DISCLOSURE. No representation or warranty of LeukoSite in this Agreement (including the exhibits and schedules hereto) or in any other agreement, instrument, certificate, or other document delivered by LeukoSite in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         9. MUTUAL COVENANTS.

         9.1. SATISFACTION OF CONDITIONS. Each of the parties will use its best reasonable efforts to cause the satisfaction as promptly as possible, but in any event by February 28, 1999, of the conditions contained in Sections 11 through 13 of this Agreement that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

         9.2. ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall be accounted for as a purchase, not a pooling of interests.

         9.3. BLUE SKY APPROVALS. LeukoSite will file all documents required to obtain the Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement (to the extent required prior to the Effective Time), will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals; PROVIDED, HOWEVER, that LeukoSite shall not be required in connection with this Section 9.3 to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         9.4. TAX MATTERS. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of this Agreement, the Merger or the other transactions contemplated hereby.

         9.5. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable, to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

         9.6. STOCKHOLDER APPROVAL. The Company will take all steps necessary or appropriate duly to call, give notice of, convene and hold a Stockholders meeting, or otherwise obtain the necessary consents of Stockholders, as the case may be, as soon as reasonably practicable for the purpose of adopting and approving this Agreement and the transactions contemplated hereunder, and for such other purposes as may be necessary or desirable. The Company will recommend to its Stockholders the adoption and approval of this Agreement and the transactions contemplated hereby and the other matters to be submitted to its Stockholders in connection therewith, and the Company shall use all reasonable efforts to obtain the necessary approvals by its Stockholders of this Agreement and the transactions contemplated hereby. LeukoSite will take all steps necessary or appropriate duly to call, give notice of, convene and hold its annual (or a special) stockholders meeting, no later than May 31, 1999, for the purpose, among other purposes, of proposing to the stockholders of LeukoSite that they approve resolutions authorizing (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common and (ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock. LeukoSite will recommend to its stockholders the adoption and approval of such resolutions authorizing (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock and
(ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock. Prior to Closing, LeukoSite and the Company shall use their best reasonable efforts to obtain irrevocable binding commitments or proxies, in substantially the form of either EXHIBIT D-1 or D-2 attached hereto or such other form as may be acceptable to the Company, representing at least an aggregate of sixty percent (60%) of the shares of LeukoSite Common Stock outstanding at the Closing, to vote such shares of LeukoSite Common Stock in favor of (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock and (ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock.

         9.7. NASDAQ/NMS APPLICATION. Subject to obtaining the approval of the stockholders of LeukoSite to (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock and (ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock, LeukoSite will prepare and submit to the National Association of Securities Dealers, Inc. a listing application covering all of the Merger Common Shares, and will use its best reasonable efforts to cause all of the Merger Common Shares to be approved for listing in the National Market System (the "NMS") of the National Association of Securities Dealers, Inc., subject to official notice of issuance.

         9.8. DISSENTING SHARES. As promptly as practicable after any such meeting of the Stockholders of the Company at which this Agreement and the transactions contemplated hereunder are submitted to such Stockholders for adoption and approval, the Company shall furnish LeukoSite with the name and address of any dissenting stockholder and the number of Dissenting Shares.

         9.9. INTELLECTUAL PROPERTY. LeukoSite and the Company each agree that, prior to the Merger, any and all Intellectual Property, including trade secrets, created or developed by either party shall remain the exclusive property of the party who created or developed such property, notwithstanding the sharing of information prior to the Merger.

         9.10. PUBLIC DISCLOSURE. Between the date hereof and the Effective Time of the Merger, neither the Company nor LeukoSite will furnish any communications to the public generally if the subject matter thereof relates to the other party or to the transactions contemplated under this Agreement, without the prior approval of the other party as to the contents thereof, which approval shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that the foregoing provisions of this Section 9.10 shall not apply with respect to any communication that either party is required to release, furnish or send to comply with such party's obligations under applicable law (in which case such party shall use commercially reasonable efforts to provide a copy of such communication to the other party for review, comment and approval within a commercially reasonable period of time prior to the release, publication or dissemination of such communication).

         9.11. CONSENTS. The Company shall use its best efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Disclosure Schedule), so as to preserve all rights of and benefits to the Company thereunder.

         9.12. NOTIFICATION OF CERTAIN MATTERS.

                  (a) Between the date hereof and the Effective Time of the Merger, each of LeukoSite and the Company shall, upon obtaining knowledge of any of the following, promptly notify the other of:

                           (i) any notice or other communication from any Person
                  alleging that the consent of such Person is or may be required in connection with the Merger;

                           (ii) any actions, suits, claims, investigations or
                  other judicial proceedings known to its executive officers commenced or threatened against such party or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
                  Section 7.17 or which relate to the consummation of the Merger;

                           (iii) occurrence or non-occurrence of any other event
                  known to its executive officers which is likely to cause any representation or warranty of such party contained in this Agreement to be materially untrue or inaccurate at or prior to the Effective Time; and

                           (iv) any failure of such party known to its executive
                  officers to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (b) In addition to its obligations set forth in Section 9.12(a), the Company shall promptly notify LeukoSite of any adverse determination or recommendation in connection with any governmental proceeding to license any of the Company's products and any report filed with the FDA regarding an unexpected fatal or life-threatening experience with respect to any such product.

                  (c) The delivery of any notice pursuant to this Section 9.12 shall not limit or otherwise affect any remedies available to a party.

         9.13. COMPANY AUDITORS. The Company will use its best efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements of the Company (including pro forma financial statements if required) as required by LeukoSite to comply with applicable SEC regulations and (ii) the review of the Company's audit work papers for up to the past three years, including the examination of selected interim financial statements and data.

         9.14 UCB AGREEMENT. Neither LeukoSite nor any of its Affiliates (including, after the Closing Date, the Surviving Corporation) shall, directly or indirectly terminate, modify, alter or otherwise amend Article IV, Section 5.2, Section 5.3 or Article XIII of the UCB Agreement or agree that UCB or any of its Affiliates are entitled to any indemnification payment under the UCB Agreement without the prior written consent of the Stockholders'

Representatives. LeukoSite and its Affiliates shall provide the Stockholders' Representatives with a copy of any Claim Notice (as defined in the UCB Agreement) it receives under the UCB Agreement within 15 days of receipt of such notice. LeukoSite agrees that, in the event that the Subsequent UCB Payment is not made by UCB on its due date pursuant to the UCB Agreement and LeukoSite shall determine not to take action to enforce its legal rights thereunder, the Stockholders' Representatives shall have the right to take any necessary action against UCB to collect the Subsequent UCB Payment on behalf of LeukoSite. In the event that the Stockholders' Representatives are entitled pursuant to the provisions of the foregoing sentence to take action against UCB, the Stockholders' Representatives shall have the right, on behalf of LeukoSite, to settle any claims against UCB relating to the Subsequent UCB Payment with the prior written consent of LeukoSite, which consent shall not be unreasonably withheld or delayed.

         9.15. ACCESS TO DATA. The Stockholders' Representatives shall have the right from and after the Closing Date to have reasonable access, upon request and reasonable notice and during normal business hours, to the books, records and accounts of LeukoSite and its Affiliates, and to the Chief Executive Officer and the Chief Financial Officer of LeukoSite, for the limited purpose of confirming the calculations made pursuant to Section 3.8 hereof and obtaining an update concerning the status of the CytoMed Programs.

         9.16. EQUITY FINANCINGS. LeukoSite agrees that, prior to the conversion of the shares of LeukoSite Series A Preferred Stock into shares of LeukoSite Common Stock, LeukoSite will not issue shares of LeukoSite Common Stock or LeukoSite Preferred Stock in an equity financing (other than in connection with a public offering pursuant to a registration statement) without either (a) obtaining irrevocable binding commitments or proxies from each purchaser in such equity financing or such lesser number of such purchasers as may be required to obtain stockholder approval in favor of (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock and (ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock, or (b) the prior written consent of the holders of a majority of the outstanding shares of LeukoSite Series A Preferred Stock.

         10. CONDUCT OF THE COMPANY'S BUSINESS PENDING THE CLOSING. From and after the date of this Agreement and until the Closing, except as otherwise specifically agreed by LeukoSite and the Company:

         10.1. FULL ACCESS. The Company will afford to LeukoSite and its authorized representatives full access, upon request and reasonable notice and during normal business hours, to all of the properties, books, records, contracts, and documents of the Company, and a reasonable opportunity to make such investigations as LeukoSite desires to make, and will furnish or cause to be furnished to LeukoSite and its authorized representatives all such information with respect to the Company's affairs and businesses as LeukoSite reasonably requests. No information or knowledge obtained in any investigation pursuant to this Section 10.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

         10.2. ACTIVITIES PENDING THE CLOSING. The Company and LeukoSite will form a transition committee (the "Transition Committee") to oversee the operations of the Company pending the consummation of the Merger and to provide LeukoSite with veto power over decisions concerning the Company's business, finances and operations during the period commencing on the date hereof and ending on the earlier of the Effective Time of the Merger or the termination of this Agreement pursuant to Section 15. The Transition Committee will be composed of representatives of the Company and one or more representatives of LeukoSite. The Company agrees that, without the written consent of at least one member of the Transition Committee that is a representative of LeukoSite (which written consent may be obtained by having such member of the Transition Committee sign minutes of meetings of the Transition Committee at which decisions concerning the Company's business, finances and operations have been made), the Company will not (i) except with respect to any Approved Payments or any Excluded Indebtedness, make any expenditure, spend any money, accrue any expense, or incur any costs, Indebtedness or other liability, including, without limitation, in connection with any ongoing clinical trials or drug development programs or in connection with any ongoing research collaborations with third parties, (ii) initiate or agree to initiate any clinical trials, drug development programs, or research collaborations with third parties, (iii) make any decisions, determinations or evaluations concerning the Company's ongoing clinical trials, drug development programs, or research collaborations with third parties (including, without limitation, any decision to amend, change or modify any of the Company's ongoing clinical trials, drug development programs, or research collaborations with third parties), (iv) in-license or out-license any intellectual property, technology or drug candidate, (v) make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in Section 7.8 hereof. The Company will use its best efforts to maintain its owned and leased properties in good operating condition and repair and make all necessary renewals, additions, and replacements thereto.

         10.3. NO DIVIDENDS, ISSUANCES, REPURCHASES, ETC. The Company will not declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities. The Company will not issue any shares of its capital stock or other securities (including without limitation any options, warrants, or other rights to acquire Company Stock), other than shares of Company Stock issued upon the due exercise of vested Company Stock Options or Company Warrants listed in Section 7.4 of the Disclosure Schedule (which exercises will be disclosed by the Company in a supplement to the Disclosure Schedule pursuant to Section 10.13 hereof).

         10.4. NO COMPENSATION CHANGES. The Company will not increase the compensation payable or to become payable to any of its officers, directors, key employees, or agents, or increase any severance, bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees, or agents, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees or consultants, including without limitation any increase in the benefits under any severance, bonus or pension plan or other contract or commitment, except as described in Section 10.4 of the Disclosure Schedule. The Company shall not pay any severance benefits to, enter into any contract, agreement or arrangement to provide severance benefits to, or implement any severance plan for the benefit of, any of the Company's officers, directors, employees or consultants, except pursuant to any severance plan, contract or arrangement described in Section 7.14 of the Disclosure Schedule.

         10.5. CONTRACTS AND COMMITMENTS. The Company will not enter into any contract or commitment, or engage in any other transaction, other than as contemplated by this Agreement.

         10.6. PURCHASE AND SALE OF CAPITAL ASSETS. The Company will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensor, or otherwise dispose of any interest in, any capital asset(s).

         10.7. INSURANCE. The Company will maintain the insurance referred to on
Section 7.20 of the Disclosure Schedule.

         10.8. PRESERVATION OF ORGANIZATION. The Company will use its best reasonable efforts to preserve its business organization intact, to preserve for the benefit of the Surviving Corporation its present business relationships with its suppliers and customers and others having business relationships with it.

         10.9. NO DEFAULT. The Company will not take or omit to take any action, or permit any action or omission to act, that would cause a default under or a breach of any of its material contracts, commitments, or obligations.

         10.10. COMPLIANCE WITH LAWS. The Company will duly comply in all material respects with all applicable laws, regulations, and orders.

         10.11. ADVICE OF CHANGE. The Company will promptly advise LeukoSite in writing of any event or occurrence which results in or is reasonably likely to result in a Material Adverse Effect.

         10.12. NO SHOPPING. The Company will not negotiate for, solicit, discuss, negotiate, or enter into any agreement or understanding, whether or not binding, with respect to the issuance, sale, or transfer of any of the capital stock or any material portion of the assets of the Company or any merger or other business combination of the Company, to or with any person other than LeukoSite and Merger Sub.

         10.13. DISCLOSURE SUPPLEMENTS. From time to time before the Closing, and in any event immediately before the Closing, each of LeukoSite and the Company will promptly advise the other in writing of any matter hereafter arising or becoming known to the disclosing person that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule, or that is necessary to correct any information in the Disclosure Schedule that is or has become inaccurate. No such disclosure will be taken into account in determining whether the conditions to (i) in the case of any such supplemental disclosure by LeukoSite, the obligations of the Company, and (ii) in the case of any such supplemental disclosure by the Company, the respective obligations of LeukoSite and Merger Sub, to consummate the transactions contemplated by this Agreement have been satisfied. If the Merger is consummated, then for purposes of the indemnification provisions of this Agreement, such supplemental disclosures pursuant to this Section 10.13 will be deemed to have been made as of the date hereof, and no indemnification will be payable in respect thereof by reason of the fact that such disclosure was not made on the date hereof.

         11. MUTUAL CONDITIONS TO THE PARTIES' OBLIGATIONS. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by each such party, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         11.1. STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the Stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

         11.2. NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

         11.3. SECURITIES LAW COMPLIANCE. All filings necessary under federal and state securities laws to permit the issuance and delivery to the Stockholders of the shares of LeukoSite Common Stock issuable pursuant to the Merger will have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities will have been obtained.

         11.4. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and its counsel.

         12. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         12.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by LeukoSite and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to the Company or the Stockholders in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by the Company and except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

         12.2. COMPLIANCE WITH AGREEMENT. LeukoSite and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         12.3 MATERIAL ADVERSE DEVELOPMENT. There shall not have occurred any event or occurrence which results in or would reasonably be likely to have a Material Adverse Effect on LeukoSite.

         12.4. CLOSING CERTIFICATE. LeukoSite and Merger Sub will have executed and delivered to the Company, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 12.1, 12.2 and 12.3 have been satisfied.

         12.5. OPINION OF COUNSEL. Bingham Dana LLP, counsel to LeukoSite and Merger Sub, will have delivered to the Company a written legal opinion addressed to the Company, dated on and as of the Closing Date, and in a form reasonably acceptable to the Company and its counsel.

         12.6. ESCROW AGREEMENT. LeukoSite and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         12.7. PROXIES. The Company and LeukoSite shall have obtained irrevocable binding commitments or proxies, in substantially the form of either EXHIBIT D-1 or D-2 attached hereto or such other form as may be acceptable to the Company, representing at least a majority of the shares of LeukoSite Common Stock outstanding prior to the Closing, to vote such shares of LeukoSite Common Stock in favor of (i) the conversion of the shares of LeukoSite Series A Preferred Stock issued pursuant to the Merger into shares of LeukoSite Common Stock and (ii) the issuance of any other Merger Shares issuable pursuant to this Agreement in the form of LeukoSite Common Stock.

         13. CONDITIONS TO LEUKOSITE'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of LeukoSite and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by LeukoSite, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         13.1. REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in or pursuant to this Agreement or in any statement, certificate, or other document delivered to LeukoSite or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by LeukoSite and except for representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date.

         13.2. COMPLIANCE WITH AGREEMENT. The Company will have performed and complied in all material respects with all of its respective obligations under this Agreement to be performed or complied with by it before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by the Company (or the Stockholders) in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         13.3. MATERIAL ADVERSE DEVELOPMENT. There shall not have occurred any event or occurrence which results in or would reasonably be likely to have a Material Adverse Effect on the Company.

         13.4. CLOSING CERTIFICATE. The Company will have executed and delivered to LeukoSite, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying with respect to themselves that the conditions referred to in Sections 13.1, 13.2 and 13.3 have been satisfied.

         13.5. OPINION OF COUNSEL. Hale and Dorr LLP, counsel to the Company, will have delivered to LeukoSite a written legal opinion addressed to LeukoSite, dated on and as of the Closing Date, and in a form reasonably satisfactory to LeukoSite and its counsel.

         13.6. THIRD PARTY CONSENTS. LeukoSite shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Sections 7.3 and 7.18 of the Disclosure Schedule and any other consents, approvals and waivers that are necessary or required as a result of the Merger to preserve all of the Company's rights and benefits in its business, assets, properties, leases and contracts following the Merger.

         13.7. COMPANY OPTIONS AND COMPANY WARRANTS. All of the Company Options and Company Warrants (other than those Company Warrants exercisable for no greater than 71,000 shares of Company Preferred Stock and 720,000 shares of Company Common Stock) shall have been exercised or terminated immediately prior to the Closing.

         13.8. RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of the Company in office immediately prior to the Effective Time shall have resigned as directors and officers of the Surviving Corporation effective immediately following the Effective Time.

         13.9. DISSENTERS' RIGHTS. Stockholders holding in the aggregate more than fifteen per cent (15%) of the outstanding shares of the Company Stock shall not have exercised appraisal, dissenters' or similar rights under applicable law with respect to their shares of the Company Stock by virtue of the Merger.

         13.10. ESCROW AGREEMENT. The Stockholders' Representatives and the Escrow Agent shall have executed and delivered the Escrow Agreement.

         13.11. DESIGNATED PREFERRED STOCKHOLDERS AGREEMENT. The Designated Preferred Stockholders Agreement shall remain in full force and effect, and no Designated Preferred Stockholder shall have taken any action to terminate or rescind the Designated Preferred Stockholders Agreement.

         14.      INDEMNIFICATION.

         14.1. INDEMNIFICATION BY LEUKOSITE AND MERGER SUB. Subject to the limitations set forth in Section 14.6 hereof, LeukoSite and Merger Sub, jointly and severally, will indemnify, defend, and hold harmless the Stockholders (but only if the Merger is consummated) and, if the Merger is not consummated, the Company, and each of their respective directors, officers, employees, agents, representatives and other Affiliates, in each case to the same extent as LeukoSite and Merger Sub have agreed to indemnify the Stockholders or the Company, as the case may be (all persons entitled to indemnification under this Section 14.1 being hereinafter referred to as the "Company Indemnified Parties"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by LeukoSite and/or Merger Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by LeukoSite and/or Merger Sub in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of LeukoSite and/or Merger Sub in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

         14.2. INDEMNIFICATION BY THE COMPANY. Subject to the limitations set forth in Section 14.6 hereof, if the Merger is not consummated the Company will indemnify, defend, and hold harmless LeukoSite, Merger Sub and each of their respective directors, officers, employees, agents, representatives and other Affiliates, from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby.

         14.3. INDEMNIFICATION BY THE STOCKHOLDERS. Subject to the limitations set forth in Section 14.6 hereof, if the Merger is consummated the Stockholders, jointly and severally, will indemnify, defend, and hold harmless LeukoSite, the Surviving Corporation, and each of their respective directors, officers, employees, agents, representatives and other Affiliates (all persons entitled to indemnification under Section 14.2 and this Section 14.3 being hereinafter referred to as the "LeukoSite Indemnified Parties", and, together with the Company Indemnified Parties, the "Indemnified Parties"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with:

                           (i) any breach by the Company of any representation,
                  warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby;

                           (ii) any claim for indemnification made by UCB
                  pursuant to the UCB Agreement or any breach by the Company of any representation, warranty, covenant, agreement, obligation or undertaking made by the Company in the UCB Agreement;

                           (iii) any claim for payment of the appraised value of
                  Dissenting Shares of Company Stock in accordance with the provisions of Section 262 of the DGCL and Section 3.6(c) of this Agreement and/or any and all costs, expenses and Damages incurred by LeukoSite in connection with such claim, including, without limitation, (1) any payment made by LeukoSite pursuant to Section 3.6(c) hereof in connection with any such claim (regardless of whether such payment represents the appraised value of such Dissenting Shares as determined pursuant to a judicial proceeding or represents amounts paid by LeukoSite in settlement of such appraisal rights with the consent of the Stockholders' Representatives) and (2) any and all court costs and reasonable legal fees and disbursements incurred by LeukoSite in connection with any litigation or judicial proceeding and/or settlement relating to such claim; or

                           (iv) any claim by LeukoSite that the Unaudited
                  Closing Net Cash Balance exceeds the Audited Closing Net Cash Balance and any claim that the number of Aggregate Base Consideration Shares should be reduced pursuant to Section 3.7(e) as a result of such excess.

         14.4.    CLAIMS.

                  (a) All claims for indemnification by an Indemnified Party pursuant to this Section 14 shall be made in accordance with the provisions of this Section 14 and, if applicable, the Escrow Agreement.

                  (b) If an Indemnified Party has incurred or suffered Damages for which it is entitled to indemnification under this Section 14, such Indemnified Party shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give prompt written notice of such claim (a "Claim Notice") to the Stockholders' Representatives, in the case of a claim by a LeukoSite Indemnified Party, or to LeukoSite, in the case of a claim by a Company Indemnified Party (the Stockholders or LeukoSite, as the case may be, the "Indemnifying Party"). Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount"), if known, and the basis for such claim.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party (who for purposes of this Section 14 shall be represented by the Stockholders' Representatives in the case of a claim by a LeukoSite Indemnified Party) shall provide to the Indemnified Party a written response (the "Response Notice") in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Section 14. If no Response Notice is delivered by the Indemnifying Party within such 20-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

                  (d) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 14. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice to be paid in the manner set forth in this Section 14.

                  (e) The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section may be sought; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such delay. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided (i) the Indemnifying Party acknowledges in writing to the Indemnified Party, on behalf of the Indemnifying Party, that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Section 14, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Party or the business, operations or future conduct of the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying parties and the Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed. The Indemnifying Party shall not agree to any settlement of or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment (A) lacks a complete release of the Indemnified Party for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Party).

         14.5     PAYMENT OF CLAIMS.

                  (a) An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party or that such Indemnifying Party is deemed to have agreed it owes to such Indemnifying Party pursuant to the provisions of Section 14.4(c) hereof, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be.

                  (b) Anything in this Agreement to the contrary notwithstanding, subject to the provisions of Section 14.6, LeukoSite may withhold and set-off against any Merger Consideration otherwise required to be paid or delivered to the Stockholders pursuant to this Agreement any amount as to which the Stockholders are obligated to indemnify LeukoSite pursuant to any provision of this Agreement.

         14.6.    LIMITATIONS OF LIABILITY.

                  (a) THRESHOLD. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder with respect to any Damages arising on account of or related to any breach of a representation or warranty made by such Indemnifying Party pursuant to this Agreement until such time as the aggregate amount of Damages for which (i) LeukoSite, Merger Sub and their respective directors, officers, employees, representatives and other Affiliates, on the one hand, or
         (ii) the Company and its directors, officers, employees, representatives and other Affiliates, as the case may be, on the other hand, are otherwise entitled to indemnification pursuant to this
         Section 14 exceeds $50,000, whereupon such Indemnified Party will be entitled to indemnification for the full amount of all such Damages without regard to such threshold amount.

                  (b) LIMITED RECOURSE; MAXIMUM LIABILITY. Notwithstanding any other provision in this Agreement, all claims for indemnification by a LeukoSite Indemnified Party under this Section 14 shall be satisfied solely from the Escrowed Securities or by the right of set-off set forth in Section 14.5(b) above, and no Stockholder shall otherwise have any direct or indirect liability to any LeukoSite Indemnified Party. For purposes of this Section 14.6(b), the value of the shares of LeukoSite Stock issued to such Stockholder pursuant to the Merger and of the Merger Conversion Shares shall be conclusively deemed to be equal to be $11.88 per share of LeukoSite Common Stock (such dollar figure to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations and similar events affecting LeukoSite Common Stock and occuring after the date of this Agreement).

                  (c) TIME LIMIT. No Indemnifying Party will be liable for any Damages hereunder unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the second anniversary of the Closing Date; PROVIDED, HOWEVER, that the foregoing provisions of this Section 14.6(c) shall not apply to any claim by LeukoSite for indemnification pursuant to clause (ii) of
         Section 14.3 hereof.

                  (d) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Indemnified Party hereunder will be reduced
         (i) to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (E.G., any tax deduction available to such Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such Indemnified Party to the extent that such deduction results in a decrease in such Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

         Each Indemnified Party will use reasonable efforts to collect any Damages from any available insurer before attempting to collect from the Indemnifying Party at any time. If any Indemnified Party recovers any amount from any insurer after payment to such Indemnified Party by one or more Indemnifying Parties of all Damages suffered or incurred by such Indemnified Party in respect of the matters to which such insurance payment relates, then such Indemnified Party will promptly pay over to such Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Indemnifying Party to such Indemnified Party in respect of such matter.

         14.7. SUBROGATION. An Indemnifying Party who indemnifies an Indemnified Party pursuant to this Section 14 will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this Section 14, be subrogated to the extent of such payment to the rights of such Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Indemnified Party, and upon such subrogation may assert such rights against such other persons.

         14.8. EXCLUSIVE REMEDIES. The parties acknowledge and agree that their sole and exclusive remedies in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking contained in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will be pursuant to the indemnification provisions of this Section 14. No breach of any such representation, warranty, covenant, agreement, obligation, or undertaking will give rise to any right of any party hereto to rescind this Agreement or any of the transactions contemplated hereby.

         14.9. APPLICABILITY. The provisions of this Section 14 will not apply to claims for indemnification or contribution arising under or in connection with Section 6 hereof and/or the Stockholder Registration Statement and the other transactions contemplated by Section 6 hereof.

         15. RELEASES. If the Merger is consummated, then, effective as of the Effective Time, each of the Stockholders, for himself or itself and his or its heirs, legatees, successors, and assigns, hereby fully and irrevocably releases, remises, and discharges the Surviving Corporation and its officers, directors, employees, agents, representatives, successors, and assigns from any and all Damages, regardless of whether known, unknown, or unknowable, and regardless of whether absolute, contingent, or otherwise, and regardless of whether at law, in equity, or otherwise, without limitation, whether now existing or arising in the future, in each case to the extent based on actions, omissions, and/or events occurring at or before the Effective Time, including without limitation all rights to indemnification and/or contribution, but excluding Damages and rights of indemnification arising expressly under this Agreement and claims for accrued but unpaid salaries and reimbursable expenses (the aggregate amount of which salaries and expenses does not exceed $50,000). Furthermore, each of such releasing persons hereby irrevocably agrees not to sue, or to commence, maintain, or aid in the prosecution of any litigation, arbitration, or other action or proceeding against or adverse to any of such released persons, or otherwise to seek any recourse against any of such released persons, in respect of any matter hereby released or purported or attempted to be released.

         16.      TERMINATION.

                  (a) This Agreement may be terminated at any time before the Effective Time by agreement of LeukoSite and the Company, notwithstanding the approval of this Agreement and/or of the Merger by the stockholders of any party.

                  (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before February 28, 1999, then either LeukoSite or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on date such termination right arises hereunder, PROVIDED that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by LeukoSite, any breach by Merger Sub, or in the case of any such termination by the Company, any breach by any of the Stockholders).

                  (c) Any termination of this Agreement will not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Section 1 ("Definitions"), Section 14 ("Indemnification"), this Section 16 ("Termination") and Section 17 ("General") will survive any termination of this Agreement.

         17.   GENERAL.

         17.1. COOPERATION. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

         17.2. SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties, and the provisions of the other documents executed and delivered in connection with this Agreement, the Merger, and the other transactions contemplated hereby will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and will survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until terminated or no longer in effect in accordance with their respective terms, except that (i) the representations and warranties made by the parties pursuant to this Agreement shall survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until the second anniversary of the Closing Date and (ii) the covenants set forth in Sections 9.14 and 9.15 shall survive the Closing and the consummation of the Merger and the other transactions contemplated hereby until such date as the payments set forth in Section 3.8(b) and Section 3.8(d), respectively, have been made.

         17.3. EXPENSES. LeukoSite, on the one hand, and the Company, on the other hand, will be responsible for and will pay all of their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

         17.4. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

                  (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

                  (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, other than in the case of LeukoSite, in connection with (i) a merger or consolidation of LeukoSite or (ii) a sale of the assets to which this transaction relates (provided that, in the event of such sale of assets, the buyer agrees in writing with the Stockholders' Representatives to be bound by the obligations of LeukoSite under this Agreement), and any attempt to do so will be void.

                  (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns, except as expressly provided in Section 13 hereof; PROVIDED HOWEVER, that the provisions in Section 3 concerning the issuance of the consideration for the Company Stock, the registration thereof pursuant to Section 6, the representations of LeukoSite and the Merger Sub set forth in
         Section 8, and the indemnification provisions in Section 14 are for the benefit of the Stockholders.

         17.5. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

                  (a) If to LeukoSite, Merger Sub, and/or (after the Effective
         Time), the Surviving Corporation to:

                  LeukoSite Inc.
                  215 First Street
                  Cambridge, MA  02142
                  Attention:  Christopher K. Mirabelli, Ph.D.
                  Telecopier No. (617) 621-9349

                  with a copy sent at the same time and by the same means to:

                  Justin P. Morreale, Esq.
                  Julio E. Vega, Esq.
                  Bingham Dana LLP
                  150 Federal Street
                  Boston, Massachusetts  02110
                  Telecopier No. (617) 951-8736

                  (b) If to the Company (before the Effective Time) to:

                  CytoMed, Inc.
                  840 Memorial Drive
                  Cambridge, MA  02139
                  Attention:  Richard H. Woodrich
                  Telecopier No. (617) 661-7364

                  If to the Company (after the Effective Time) or to the Stockholders' Representatives to:

                  Richard Sherman
                  Q.E.D. Technologies
                  20 Valley Stream Parkway, Suite 265
                  Malverne, PA  19355-1457
                  Telecopier No. (610) 695-2517

                  Joel Liffman
                  Oracle Partners L.P.
                  712 Fifth Avenue
                  45th Floor
                  New York, NY  10019
                  Telecopier No.
                                 --------------
                  with a copy sent at the same time and by the same means to:

                  Steven D. Singer, Esq.
                  Virginia Kingsley Kapner, Esq.
                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Telecopier No. (617) 526-5000

         17.6. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         17.7. CAPTIONS. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

         17.8. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         17.9. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         17.10. WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         17.11. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of the Confidentiality Agreement dated as of October 16, 1998, by and between the Company and LeukoSite, will survive the execution and delivery of this Agreement and the consummation of the Merger.

         17.12. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within Massachusetts, and without reference to principles of conflicts or choice of laws.

         17.13. AMENDMENT. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by LeukoSite, Merger Sub, the Company and the Stockholder Representatives; PROVIDED HOWEVER, that any amendment effected subsequent to the time the Stockholders approve this Agreement shall be subject to the provisions of the DGCL. Notwithstanding the foregoing, SCHEDULE A to this Agreement may be amended solely by the Company and the Stockholders Representatives, without the consent of LeukoSite or Merger Sub, if such amendment is (a) consistent with the liquidation provisions of the Company's Certificate of Incorporation and (b) would not result in the Designated Preferred Stockholders having the ability to revoke the proxy granted pursuant to Section 3 of the Designated Preferred Stockholders Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement and Plan of Merger and Reorganization under seal as of the date first above written.


LEUKOSITE:                          LEUKOSITE, INC.



                                    By      /s/ Christopher K. Mirabelli
                                       ---------------------------------
                                       Name:  Christopher K. Mirabelli
                                       Title:  President


MERGER SUB:                         LEUKOSITE MERGER CORPORATION



                                    By      /s/ Christopher K. Mirabelli
                                       ---------------------------------
                                       Name:  Christopher K. Mirabelli
                                       Title:  President


COMPANY:                            CYTOMED, INC.



                                    By       /s/ RICHARD H. WOODRICH
                                       ---------------------------------
                                       Name:  Richard H. Woodrich
                                       Title:  Executive Vice President and
                                                   and Chief Operating Officer

                             EXHIBITS AND SCHEDULES


Exhibits

         A.       Terms of LeukoSite Series A Preferred Stock

         B        Merger Certificate

         C        Escrow Agreement

         D-1      Voting Agreement

         D-2      Voting Agreement and Irrevocable Proxy



Schedules

Schedule A        Distribution of Merger Consideration

Disclosure Schedules of the Company